UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SHUFFLE MASTER, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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February 12, 2010

TO THE SHAREHOLDERS OF SHUFFLE MASTER, INC.

You are cordially invited to our annual meeting of shareholders to be held on March 26, 2010, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Daylight Time.

At the meeting, we will be electing all 6 members of our Board of Directors.

The Company is pleased to continue to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

Important notice to beneficial shareholders who hold their shares through a broker rather than directly in their own name:  If you hold your shares in a brokerage account, your shares will not be voted this year unless you give explicit instructions to your broker. They also will not be counted in determining whether a quorum is present at the meeting. Most of our outstanding shares are held in this manner, so it is important that you submit a vote. Under New York Stock Exchange Rule 452 effective January 1, 2010 relating to the discretionary voting of proxies by brokers, brokers will no longer be permitted to vote shares with respect to the election of directors without voting instructions from the beneficial owner. Accordingly, as a beneficial owner, if you do not give your broker specific instructions, your shares will not be voted.  We strongly encourage you to submit your voting instructions card or vote on the Internet or by telephone and exercise your right to vote as a shareholder.

On behalf of our Board of Directors and employees, thank you for your continued support of Shuffle Master, Inc.

Very truly yours,

Phillip C. Peckman Chairman of the Board

I M P O R T A N T

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE ON THE INTERNET OR OVER THE TELEPHONE AS INSTRUCTED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND ON THE PROXY CARD, OR COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED RETURN ENVELOPE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 26, 2010
To the Shareholders of Shuffle Master, Inc.:

The annual meeting of shareholders of Shuffle Master, Inc. (“Shuffle Master,” “we,” “us,” or the “Company”) will be held on March 26, 2010, at our corporate headquarters, 1106 Palms Airport Drive, Las Vegas, Nevada, 89119 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

1.
To elect Garry W. Saunders, Louis Castle, Phillip C. Peckman, John R. Bailey, Timothy J. Parrott and Daniel M. Wade to the board of directors (the “Board”) to hold office until the next annual meeting or until their successors are elected; and

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Our Board recommends you vote FOR the election of each of the nominees to the Board.

The Board has fixed January 29, 2010 as the record date for determining shareholders entitled to receive notice of, and to vote at, the annual meeting or any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

Pursuant to the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we will mail, on or before February 12, 2010, a Notice of Internet Availability of Proxy Materials to our shareholders of record and beneficial owners as of the close of business on January 29, 2010. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all shareholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to, and at the URL address included in, the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials also contains a toll-free telephone number, an e-mail address and a website where shareholders can request a paper or e-mail copy of any of the following:  proxy statement, our annual report and a form of proxy relating to the annual meeting; and information on how to access and vote the form of proxy as well as information on how to obtain directions to attend the meeting and vote in person. These proxy materials are available free of charge.

Shareholders are cordially invited to attend the annual meeting. If you wish to vote shares held in your name at the annual meeting, please bring your Notice of Internet Availability of Proxy Materials or proxy card (if you previously requested one be mailed to you) and picture identification. If you hold shares through an intermediary, such as a broker, bank or other nominee, and wish to vote them at the meeting, you must present a proxy from your broker, bank or other nominee.

Your vote is extremely important. We appreciate your taking the time to vote promptly. After reading the proxy statement, please vote at your earliest convenience by telephone or Internet, or request a proxy card to complete, sign and return by mail. Attending the annual meeting does not automatically revoke your proxy. If you decide to attend the annual meeting and choose to vote by ballot, your proxy will be automatically revoked and only your vote at the annual meeting will be counted. YOUR SHARES CANNOT BE VOTED UNLESS YOU VOTE BY: (i) TELEPHONE, (ii) INTERNET, (iii) REQUESTING A PAPER PROXY CARD, TO COMPLETE, SIGN AND RETURN BY MAIL, OR (iv) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. Please note that all votes cast by telephone or the Internet must be cast prior to 11:59 p.m., Eastern Daylight Time on March 25, 2010.

By Order of the Board of Directors,

Jerome R. Smith Executive Vice President, General Counsel and Corporate Secretary
February 12, 2010 Las Vegas, Nevada

SHUFFLE MASTER, INC.
PROXY STATEMENT

SHUFFLE MASTER, INC.
1106 Palms Airport Drive
Las Vegas, Nevada 89119

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

We are providing these proxy materials in connection with the solicitation of proxies by the board of directors (the “Board”) of Shuffle Master, Inc. (the "Company") to be voted at our annual meeting, which will take place on Friday, March 26, 2010 at 10:00 a.m. Pacific Daylight Time, at 1106 Palms Airport Drive, Las Vegas, Nevada 89119 and at any adjournment thereof. As a shareholder, you are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. For your convenience, we are pleased to offer a live webcast of our annual meeting on the Investor Relations section of our website at www.shufflemaster.com.

In accordance with rules and regulations of the SEC, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are now furnishing proxy materials, which include our proxy statement and annual report, to our shareholders on the Internet. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you have previously made a permanent election to receive these materials in hard copy. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that our proxy statement and proxy card will be available to shareholders on or before February 12, 2010.

Q:  Who is soliciting my proxy?

A:  This solicitation of your proxy is on behalf of our Board.

Q:  What information is contained in this proxy statement?

A:  The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and our most highly paid executive officers in 2009, and certain other required information.

Q:  What proposals will be voted on at the annual meeting?

A:  The proposals scheduled to be voted on at the annual meeting are:

1.	The election of Garry W. Saunders, Louis Castle, Phillip C. Peckman, John R. Bailey, Timothy J. Parrott and Daniel M. Wade to the Board; and

2.	Any other business that properly comes before the annual meeting.

Historically, we have asked our shareholders to ratify our audit committee's appointment of our independent auditors.  We have not proposed that our shareholders vote on the ratification of our independent auditors at the 2010 annual meeting.  Our audit committee is currently requesting proposals from several independent auditors for bids to conduct the audit of our consolidated financial statements for the fiscal year ending October 31, 2010.  This process has not yet been completed and, therefore, our audit committee has not yet selected our independent auditors for fiscal 2010.  Accordingly, we are unable to include an auditor ratification proposal in this proxy statement for consideration by our shareholders at the annual meeting.  Once the audit committee identifies the independent auditors to be engaged, it has the authority to engage them and we will not be required to hold a second shareholder meeting.  The audit committee’s request for proposals is not due to any disagreements with our independent auditors on any matter of accounting principles or practices, financial statement content or disclosure, or auditing scope or procedure.

Q:  How does the Board recommend that I vote my shares?

A:	Our Board recommends that you vote your shares FOR each of the nominees to the Board listed in this proxy statement.

Q:  Who can vote shares that I hold jointly with my spouse or someone else?

A:
If shares are held jointly by two or more persons, we can accept a proxy from any of the owners. If we receive proxies from more than one owner and their votes conflict, then all such conflicting proxies will be invalid.

Q:  What shares can I vote?

A:
All shares owned by you as of the close of business on January 29, 2010, which we refer to as the Record Date, may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the shareholder of record and (2) held for you as the beneficial owner through a broker, bank or other nominee. On the Record Date, we had approximately 53,607,623 shares of common stock issued and outstanding.

Q:  What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record—granting a proxy

If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares and these proxy materials are being sent directly to you by Shuffle Master. As the shareholder of record, you have the right to vote in person at the annual meeting or to grant a proxy.

Beneficial Owner—voting instructions

If your shares are held in a brokerage account or by a bank or other nominee, the broker, bank or nominee is considered, with respect to those shares, the shareholder of record. You are considered the beneficial owner of shares held in street name. If you are a beneficial owner but not the shareholder of record, your broker, bank or nominee will vote your shares as directed by you. If you wish to vote your shares in person at the annual meeting you must obtain a proxy from your broker, bank or nominee giving you the right to vote the shares at the meeting. If you are a beneficial owner, these proxy materials are being forwarded to you together with a voting instructions card by your broker, bank or nominee. Your broker, bank or nominee must vote your shares as you direct. Under a recent rule change, if your shares are held by your broker and you do not give your broker voting instructions, your shares will not be voted. You are invited to attend the annual meeting in any case.

Q:  How can I vote my shares?

A:	Shareholders have a choice of voting on the Internet, by telephone or by using a traditional proxy card.

•
To vote on the Internet, go to www.proxyvote.com and follow the instructions there. You will need the 12 digit control number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•
To vote by telephone, registered shareholders should dial (800) 690-6903 and follow the instructions. Beneficial holders should dial the phone number listed on your voter instruction form. You will need the 12 digit control number included on your proxy card, voter instruction form or Notice of Internet Availability of Proxy Materials.

•
If you received a Notice of Internet Availability of Proxy Materials and wish to vote by traditional proxy card, you can request a full set of proxy materials (including a proxy card) at no charge through one of the following: (i) Internet - www.proxyvote.com; (ii) Telephone - (800) 579-1639; or (iii) E-mail - sendmaterial@proxyvote.com (your e-mail should contain the 12 digit control number in the subject line). You may vote by mailing us the proxy card or you can still elect to vote by Internet or telephone.

The deadline for voting by telephone or over the Internet is 11:59 p.m., Eastern Daylight Time, on March 25, 2010. If you are a shareholder of record and you or your proxy attends the meeting, you may deliver your completed proxy card in person. Beneficial owners who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

If you properly sign and return your proxy card or complete your proxy via the telephone or Internet, your shares will be voted as you direct. If you sign and return your proxy but do not specify how you want your shares voted, they will be voted FOR each of the nominees to the Board listed in this proxy statement.

Q:  How can I vote my shares in person at the annual meeting?

A:
Shares held in your name as the shareholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:  If I plan to attend the annual meeting, why should I submit a proxy or give instructions how to vote my shares?

A:
Even if you plan to attend the annual meeting, you should submit a proxy in advance or direct the bank, broker or nominee that holds your shares to submit a proxy. By doing this, your shares will still be voted if you don’t attend the meeting. If you submit a proxy and then attend the meeting, you can either allow your proxy to be voted as you instructed or you may revoke your proxy and vote your shares yourself if you are the shareholder of record. If you are the beneficial owner of shares held in street name, you may revoke your proxy at the annual meeting and vote your shares yourself only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Q:  Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the vote at the annual meeting.

If you are the shareholder of record, you may change your vote or revoke your proxy by:

(1)	voting electronically via the Internet or by telephone on a subsequent date prior to 11:59 p.m. Eastern Daylight Time on the day before the annual meeting; or

(2)	delivering a signed revocation or a subsequently dated, signed proxy card to the corporate secretary of the Company at 1106 Palms Airport Drive, Las Vegas, Nevada 89119 before the annual meeting; or

(3)	attending the annual meeting and voting in person at the meeting (your mere presence at the annual meeting will not, by itself, revoke your proxy).

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee following the instructions they provided. If your shares are held in street name, and you decide to change your vote, you must allow time for your broker, bank or nominee to receive your instructions and submit revised instructions to us. If you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, you may attend the meeting and vote in person.

Q:  What are broker “non-votes”?

A:
A broker non-vote occurs when a brokerage firm or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have authority to vote on that particular proposal without receiving voting instructions from the beneficial owner. Brokers are subject to the rules of the New York Stock Exchange (the “NYSE”). The NYSE rules direct that certain matters submitted to a vote of shareholders are “routine” items and brokers generally may vote on behalf of beneficial owners who have not furnished voting instructions, subject to the rules of the NYSE concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those brokerage firms. For “non-routine” proposals, brokers may not vote on the proposals unless they have received voting instructions from the beneficial owner, and to the extent that they have not received voting instructions, brokers report such number of shares as “non-votes”. Under recent changes to NYSE rules, the election of directors is no longer considered a routine item. This means that brokers who have not been furnished voting instructions from their clients will not be authorized to vote in their discretion on the election of directors. Additionally, your broker will no longer be able to submit a “non-vote” proxy to be counted as to attendance at the annual meeting in determining the presence of a quorum. Accordingly, for beneficial shareholders, if you do not give your broker specific instructions, your shares will not be voted on Proposal No. 1.

Q:  How many shares must be present to hold the annual meeting?

A:
The quorum requirement (the minimum number of shares that must be present) for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to vote. In order to count toward the quorum requirement, the shares may be present in person or represented by proxy.  If you return your proxy marked “abstain,” your proxy will be noted as present and will count for determining if a quorum is present but will not be voted.  Historically, broker non-votes have been counted for the purpose of determining the presence of a quorum at the meeting. This year, however, because the only item on our agenda is the election of directors, brokers are unable, under a recent New York Stock Exchange rule change, to cast non-votes.  As a result, your shares will not count in determining whether a quorum is present unless you (i) vote or (ii) return your proxy explicitly abstaining.

Q:  How many votes are required to elect the directors?

A:
You may vote FOR all or some of the nominees or your vote may be WITHHELD with respect to one or more of the nominees.  Directors are elected by a plurality of the votes cast by holders of shares present and entitled to vote at the annual meeting. This means that the individuals who receive the largest number of votes are selected as directors up to the maximum number of directors to be elected at the meeting. Directors receiving a greater number of votes WITHHELD than votes FOR their election are required to submit their resignation as director, which resignation may or may not be accepted, as described later in this proxy statement.

Q:  Who will bear the cost of soliciting votes for the annual meeting?

A:
Shuffle Master is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, none of whom will receive any additional compensation for such solicitation activities.

Q:  Where can I find the voting results of the annual meeting?

A:
We intend to announce preliminary voting results at the annual meeting and publish final voting results, or if final results are not available, preliminary voting results, in a current report on Form 8-K within four business days after the annual meeting.  In the event that we publish preliminary voting results in a Form 8-K, we will publish final voting results within four business days after the final results are known.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s amended and restated bylaws provide for the Company to have no fewer than three directors serving on the Board. The number of seats on the Board is set from time to time by the Board. The Board has fixed the number of directors to be elected at the annual meeting at six.

Our directors are elected annually and serve until the next annual meeting or until their successors have been duly elected and qualified. Nominations may be made by the Board or by a committee appointed by the Board.  Nominations may also be made by shareholders who satisfy the requirements set forth in our amended and restated bylaws.  Each nominee presented below has been recommended by the nominating subcommittee (consisting only of “Independent Directors”) of the governance committee, which nominations have been ratified by our Board, and the individuals have consented to serve if elected. All individuals nominated have also been vetted to confirm that they can meet the strict gaming regulation requirements in order to receive a gaming license.  If any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominated by the nominating subcommittee of the governance committee, or the Board may reduce the number of directors constituting the full Board.

The Nominees

The names of the nominees presented for election as directors at the annual meeting are listed below, along with information regarding when they joined the Board, their present principal occupation and recent business experience, and their directorships on other public company boards of directors.

We recommend a vote FOR electing the nominees for directors as set forth below.

Name of Director	Age	Company Position(s)	Director Since
Garry W. Saunders	58	Director	2002
Louis Castle	44	Director	2005
Phillip C. Peckman	61	Director, Chairman of the Board	2007
John R. Bailey	49	Director	2008
Timothy J. Parrott	62	Director, Chief Executive Officer	2009
Daniel M. Wade	57	Director	2010

Garry W. Saunders.  Mr. Saunders has been a member of our Board since October 2002.  Since 2002, Mr. Saunders has been and is the Managing Director of Nevluck, LLC, a Las Vegas based development company. Mr. Saunders was the Chief Operating Officer of Melco Crown Entertainment LTD, a NASDAQ listed developer and owner of gaming and entertainment resort facilities, from December 2006 until February 2009.  From May 2004 to October 2005, Mr. Saunders served as Vice President of International Operations for Las Vegas Sands, Inc. Mr. Saunders served Playboy Enterprises, Inc. as President of its gaming division from 1997 to 2001, and ITT Corporation as Executive Vice President for the gaming activities of its Sheraton and Caesars World Divisions from 1994 to 1997.  Previously, Mr. Saunders served as the Executive Vice President at the Sands Atlantic City, and a Manager in the Management Advisory Services group in the New York and Morristown offices of Price Waterhouse & Co.

Louis Castle.  Mr. Castle has been a member of our Board since March 2005 and currently serves as the Chairman of the compensation committee. Mr. Castle is the Chief Executive Officer of InstantAction, Inc., a browser-based games company.  Mr. Castle was Vice President of Creative Development at the Los Angeles studio of Electronic Arts, Inc., a publicly traded interactive entertainment software company, from 2003 until June, 2009. Prior thereto, Mr. Castle co-founded and for 18 years held the position of Vice President at Westwood Studios, an entertainment software company that was subsequently acquired by Electronic Arts, Inc. While at Westwood Studios, Mr. Castle served in various capacities including Vice President—Creative Development, General Manager, Chief Operating Officer and Finance Officer. Mr. Castle is currently a trustee of the Meadows School and Three Square, and he is a director emeritus of Nevada Public Radio.

Phillip C. Peckman.  Mr. Peckman has been a member of our Board since June 2007 and became our non-executive Chairman of the Board in November 2008.   Mr. Peckman also serves as the Chairman of the audit committee. Mr. Peckman is an attorney and certified public accountant. Since 2006, Mr. Peckman has been the Chief Executive Officer of The Peckman Company, a Las Vegas-based consulting and investment company.  Mr. Peckman joined the Las Vegas-based Greenspun family in 1990 as the Chief Operating Officer of The Greenspun Corporation, a privately owned company with business interests in the areas of real estate, media, communications, travel and tourism, gaming and technology.  In 2004, he was promoted to Chief Executive Officer of The Greenspun Corporation and retired in 2006.  Prior to 1990, Mr. Peckman was the Managing Partner of the Las Vegas office of McGladrey and Pullen, a national accounting firm.  Mr. Peckman is currently a director of the Council for a Better Nevada.

John R. Bailey.  Mr. Bailey has been a member of our Board since January 2008 and currently serves as the Chairman of the governance committee.  Mr. Bailey is the Founder and Managing Partner of Bailey Kennedy, LLP, a law firm based in Nevada, since 2001. From 1991 until 2001, Mr. Bailey was a Partner of Lionel Sawyer & Collins, a law firm based in Nevada. From 2001 until 2009, Mr. Bailey was the Chairman and a Commissioner on the Nevada State Athletic Commission. Since 1993, he has been the Vice-Chairman and a member of the Moral Character and Fitness Committee of the Nevada State Bar. Mr. Bailey is currently a director of the Public Education Foundation, the Nevada Community Foundation, the College of Southern Nevada Foundation, and the Council for a Better Nevada.

Timothy J. Parrott.  Mr. Parrott has been a member of our Board since March 2009, and has been our Chief Executive Officer since March 15, 2009.  From February 2, 2009, he served as our Chief Executive Officer-Elect until March 15, 2009.  From 2006 to 2008, Mr. Parrott served as the President and Chief Executive Officer, Americas of Aristocrat Technologies, Inc.  From 1988 to 1998, Mr. Parrott served as Chairman and Chief Executive Officer of Boomtown, Inc.  In 1998, Boomtown merged with Pinnacle Entertainment, owner and operator of casinos in Nevada, Louisiana, Indiana, Argentina, and the Bahamas, and Mr. Parrott served as a consultant to Pinnacle Entertainment until 2001.  From 1995 to 2000, he served on the Board of Directors for Chronicle Publishing Company in San Francisco.  From 2001 to 2006, Mr. Parrott served as the Chairman of the Board and Chief Executive Officer of On Stage Entertainment, a Las Vegas based production company.  Mr. Parrott was a founding board member of the American Gaming Association (AGA), which was created to represent the casino gaming industry on federal legislative and regulatory issues.

Daniel M. Wade.  Mr. Wade has been a member of our Board since February 2010. Mr. Wade has worked in the gaming industry for more than 37 years. From 2007 to 2009, Mr. Wade was the Chief Operating Officer of Elad IDB LV LLC, which is the owner/developer of the proposed The Plaza Las Vegas. Mr. Wade was a consultant for Royal Palm Property Management, Inc. from 2006 to 2007 to develop a hotel and casino called The Paramount Hotel & Condo in Las Vegas.  Prior to that, Mr. Wade held various executive positions with the MGM Mirage for 16 years, most recently as the Vice Chairman of the Board of Directors from 2003 to 2006, Vice Chairman of the MGM Mirage from 2000 to 2002, Co-Chief Executive Officer from 1999 to 2000, President of MGM Grand Inc. from 1997 to1999, President of MGM Grand Hotel from 1994 to 1997, and Senior Vice President Operations from 1990 to1994.  Mr. Wade also worked for Harrah’s as Vice President Operations from 1983 to 1989.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned: (i) by each executive officer, in fiscal year 2009, and as named in the Summary Compensation Table; (ii) by each director and nominee; and (iii) by all directors and executive officers as a group, as of January 31, 2010:

	Shares of Common Stock
Name of Beneficial Owner(1)	Owned(2)	Options Exercisable Within 60 Days	Total Beneficially Owned(3)	Percent of Class
Timothy J. Parrott (4)	—	75,000	75,000	*
Linster W. Fox (5)	—	—	—	*
David B. Lopez	47,250	143,751	191,001	*
Roger Snow	57,814	27,502	85,316	*
Jerome R. Smith	94,339	179,319	273,658	*
Coreen Sawdon (6)	37,898	40,000	77,898	*
Mark L. Yoseloff(7)	618,505	747,519	1,366,024	2.51%
Garry W. Saunders	63,000	186,000	249,000	*
Louis Castle	36,000	132,500	168,500	*
Phillip C. Peckman	50,000	127,000	177,000	*
John R. Bailey	45,000	119,000	164,000	*
Daniel M. Wade(8)	—	—	—	*
All directors and executive officers as a group (12 persons)	1,049,806	1,777,591	2,827,397	5.10%
______________________________

(1)	The address of each person listed in this table is 1106 Palms Airport Drive, Las Vegas, Nevada, 89119. Each person has sole voting and investment power over their respective shares.

(2)
Includes restricted shares awarded under our Shuffle Master, Inc. 2004 Equity Incentive Plan (as Amended and Restated on January 28, 2009) (the “2004 Equity Incentive Plan”) and our Shuffle Master, Inc. 2004 Equity Incentive Plan for Non-Employee Directors (the “2004 Equity Incentive Plan for Non-Employee Directors”). These restricted shares are subject to forfeiture if certain conditions, determined at the time of grant, are not satisfied.

(3)	Represents the sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of January 31, 2010.

(4)	Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.

(5)	Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.

(6)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

(7)	Dr. Yoseloff was our Chief Executive Officer from June 2001 until March 15, 2009.

(8)
Daniel M. Wade was appointed as a director of the Company on February 5, 2010.  As of January 31, 2010, Mr. Wade did not own any shares of the Company’s common stock.  On February 2, 2010, Mr. Wade purchased 3,000 shares of the Company’s common stock.

*	Less than 1% of the outstanding shares of our common stock.

Our governance committee charter includes a statement of our policy with respect to director stock ownership. Directors are strongly encouraged to own a minimum of stock in an amount equal to $150,000 and should achieve the target level within five years of becoming a director. The director stock ownership policy states that trading in our stock is discouraged and that a director should view his or her shares of our stock as long-term investments. Our Board believes that increasing directors’ ownership of our common stock will more closely align the interests of our Board with our shareholders.

The following table sets forth information regarding ownership of outstanding shares of the Company’s common stock by those individuals or groups who have advised the Company or the Company has obtained, as of February 3, 2010, information that they own more than five percent (5%) of such outstanding shares:

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(1)
BlackRock, Inc.(2) 40 East 52nd Street New York, New York 10022	4,327,108	8.07%
OppenheimerFunds, Inc.(3) Two World Financial Center 225 Liberty Street New York, New York 10281	3,901,800	7.28%
Franklin Resources, Inc.(4) One Franklin Parkway San Mateo, California 94403-1906	3,625,996	6.76%
Eagle Asset Management, Inc. (5) 880 Carillon Parkway St. Petersburg, Florida 33716	2,833,225	5.28%
______________________________

(1)	The percentage shown is based upon 53,607,623 shares of common stock issued and outstanding as of the Record Date.

(2)
The amount shown and the information contained in this footnote are derived from the Schedule 13G of BlackRock, Inc. ("BlackRock") dated January 20, 2010, which represents holdings as of December 31, 2009 and based on information provided by BlackRock. BlackRock has the sole power to vote (or direct the voting of) and sole power to dispose of all 4,327,108 shares.

(3)
The amount shown and the information contained in this footnote are derived from the Schedule 13G/A (Amendment No. 2) of OppenheimerFunds, Inc. ("Oppenheimer") dated February 2, 2010, which represents holdings as of December 31, 2009 and based on information provided by Oppenheimer. Oppenheimer is a registered investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, and has the shared power to vote (or direct the voting of) and shared power to dispose of all 3,901,800 shares.

(4)
The amount and percentage shown and the information contained in this footnote is derived from the Schedule 13G/A (Amendment No. 3) of Franklin Resources, Inc. (“Franklin”), Charles B. Johnson, Rupert H. Johnson, Jr., and Franklin Templeton Portfolio Advisors, Inc. dated January 20, 2010, which represents holdings as of December 31, 2009. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin and are the principal shareholders of Franklin. Franklin Templeton Portfolio Advisors, Inc. (“Franklin Templeton”), Franklin Advisers, Inc. (“Franklin Advisers”), Fiduciary Trust Company International (“Fiduciary Trust”) and Franklin Templeton Institutional, LLC (“Franklin Institutional”) are subsidiaries of Franklin. Franklin Templeton has the sole power to dispose of and to vote or direct the voting of 2,522,596 of these shares. Franklin Advisers has the sole power to dispose of and to vote or direct the voting of 666,500 of these shares. Fiduciary Trust has the sole power to vote or direct the voting of 113,500 of these shares. Franklin Institutional has the sole power to dispose of 323,400 of these shares.

(5)
The amount shown and the information contained in this footnote are derived from the Schedule 13G of Eagle Asset Management, Inc. ("Eagle") dated January 8, 2010, which represents holdings as of December 31, 2009 and based on information provided by Eagle. Eagle is a registered investment advisor registered under Section 203 of the Investment Advisors Act of 1940, as amended, and has the sole power to vote (or direct the voting of) and sole power to dispose of all 2,833,225 shares.

EXECUTIVE OFFICERS

In addition to Timothy J. Parrott, whose biography was listed previously, the following persons serve as our executive officers.

Linster W. Fox, 60 years old, was named Chief Financial Officer effective August 1, 2009.  Prior to joining the Company, Mr. Fox served as a consultant in the position of interim Chief Financial Officer for Vincotech GmbH in Germany for approximately five months.  Prior to that, Mr. Fox served as the Chief Financial Officer of Cherokee International Corporation, a publicly held international custom power electronics manufacturer in the energy sector, from 2005 until 2009.  Prior to that, Mr. Fox spent 18 years at Anacomp, Inc., a publicly held software, equipment and services company, and served in various finance and accounting roles, including Senior Vice President and Corporate Controller and the last five years as the Chief Financial Officer.  Mr. Fox also served on the Board of Directors at Anacomp, Inc.

David B. Lopez, 36 years old, was named Executive Vice President effective November 16, 2008.  Mr. Lopez joined us as a Marketing Research Analyst in February 1998.  He was promoted to the following positions over the next eight years: Product Specialist in 1999, Product Manager from 1999 to 2002, Executive Director, Product Management from 2002 to 2003, Vice President Product Management from 2003 to 2006, President - Utility Division from 2006 to 2007, and President - Shuffle Master Americas Division from 2007 to 2008.

Roger Snow, 42 years old, was named Executive Vice President effective November 16, 2008.  Mr. Snow is also the Chairman of the Corporate Products Group.  Mr. Snow joined the Company as the Table Games Product Manager in May, 2000.  He was promoted to Director of Game Development in 2005, became the Vice President of Entertainment Products in 2006, and in 2007, he was promoted to Senior Vice President of Products.

Jerome R. Smith, 58 years old, was named Executive Vice President and Corporate Secretary effective November 16, 2008.  Mr. Smith is also the General Counsel of the Company and has been so continuously since August 2001.  Mr. Smith joined the Company as Assistant General Counsel in March 2001, was promoted to General Counsel in August 2001, and further promoted to Senior Vice President in March 2004.  Prior to joining the Company, Mr. Smith was “Of Counsel” in the corporate law department of Hale Lane Peek in Las Vegas, Nevada.  Mr. Smith has extensive experience in handling mergers and acquisitions, and other business transactional and corporate legal matters.  Prior to being Of Counsel at Hale Lane Peek, Mr. Smith served as in-house counsel to several different corporations, including Hang Ten International and American Cinema, as well as had his own private practice of law.

Coreen Sawdon, 42 years old, has been our Senior Vice President and Chief Accounting Officer since August 1, 2007.  Ms. Sawdon was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.  Prior to her promotion to Senior Vice President and Chief Accounting Officer in 2007, she had served as the Vice President of Accounting since her date of hire in July 2005. Prior to joining the Company, Ms. Sawdon served as Operations Controller and then Vice President of Finance for GES Exposition Services in Las Vegas, Nevada from May 2002 to July 2005. Before her employment with GES Exposition Services, her experience included 12 years of public accounting and auditing experience with progressively increasing responsibilities at Ernst & Young, Coopers & Lybrand and Arthur Andersen. Ms. Sawdon has extensive experience in gaming and is a member of the Nevada and American Institutes of Certified Public Accountants.  Ms. Sawdon is currently a member of the board of directors of the Foundation Board of the Make A Wish Foundation of Southern Nevada and a director of the Gaming Organization for Leadership Diversity.

CORPORATE GOVERNANCE

Our business affairs are conducted by our management under the direction of, and monitored and reviewed by, our Board. In essence, the role of our Board is to oversee our business affairs for the benefit of our shareholders and, to the extent appropriate under governing law, other constituencies, which include our employees, customers, suppliers, creditors, and state, national and community economies and societal considerations. Our Board strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner.

The framework for our corporate governance is provided by: (a) Minnesota corporate law, (b) our articles of incorporation and our amended and restated bylaws, (c) the charters of our board committees and (d) our code of conduct. In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the Federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”), and the rules and listing requirements of the NASDAQ Stock Market (“NASDAQ”) where our common stock is listed.

Our policies and practices reflect corporate governance practices that are intended to be compliant with the rules of the NASDAQ Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”).

Each of the charters of our governance, audit and compensation committees, as well as our code of conduct and compliance committee plan, are publicly available on our website at www.shufflemaster.com, and are also available in print, at no cost, to any shareholder upon request. Shareholders can request copies by contacting our Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

We may revise these policies from time to time and will promptly post any revisions on our website.

Director Independence

The Board has analyzed the independence of each director and has determined that each of our directors meets the standards of independence under the SEC rules and the NASDAQ listing standards, with the exception of Mr. Parrott and our past director, Dr. Yoseloff.

Each director’s relationships with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) that have been identified are reviewed annually, and only those directors who in the opinion of the Board, have no relationships that would interfere with their exercise of independent judgment in carrying out the responsibilities of a director and who otherwise meet the requirements of the NASDAQ listing standards are considered independent directors.

In making its determination that each non-employee director is independent, the Board and nominating subcommittee of the governance committee considered transactions with the director in the context of the NASDAQ objective standards, the special standards established by NASDAQ for members of the audit committee and the SEC and the Internal Revenue Service (“IRS”) standards for compensation committee members. In each case, the Board affirmatively determined that, because of the nature of a director’s relationship with the Company, if any, and/or the amounts involved, if any, the relationship did not impair the director’s independence.  Specifically, the Board reviewed certain relationships and/or transactions in the ordinary course of business with Melco Crown Entertainment LTD (“Melco”).  Melco is a developer and owner of gaming and entertainment resort facilities. Mr. Saunders served as the Executive Vice President and Chief Operating Officer of Melco until February 2009.

Meetings and Committees of the Board

The following table shows the current membership of our committees and the number of meetings of each committee held during fiscal 2009. Our Board held 19 meetings and took action by unanimous written consent on 2 occasions during fiscal 2009. Each member of our Board attended at least 75% of the meetings held by our Board and the committees of which he is a member. Our independent directors meet in regularly scheduled executive sessions without non-independent directors present. Daniel M. Wade was appointed as a director of the Company effective as of February 5, 2010. Mr. Wade was recommended to the Board because of his extensive gaming experience by independent members of the Board. On October 27, 2009, we announced the resignation of William Warner as a director of the Company effective as of October 24, 2009. Mr. Warner’s resignation was for personal reasons and had nothing to do with the Company or its business.  On February 12, 2009, we announced the resignation of Khatchig Zaven “Chris” Philibbosian as a director of the Company effective as of February 10, 2009. Mr. Philibbosian’s resignation was for personal reasons and had nothing to do with the Company or its business.

Name of Director(1)	Independent Director	Governance(2)	Audit	Compensation	Compliance(3)
Timothy J. Parrott	No	No	No	No	No
Garry W. Saunders	Yes	Yes	Yes	Yes	Yes
Louis Castle	Yes	Yes	Yes	Yes	No
Phillip C. Peckman	Yes	Yes	Yes	Yes	No
John R. Bailey	Yes	Yes	Yes	Yes	No
Daniel M. Wade(4)	Yes	Yes	Yes	Yes	No
Number of Meetings Held		15(5)	14	13(5)	4
______________________________

(1)
Mark L. Yoseloff, William Warner and Khatchig Zaven “Chris” Philibbosian were members of our Board during fiscal 2009.  Mark L. Yoseloff was our Chief Executive Officer and a member of our Board until March 15, 2009.  Dr. Yoseloff was not an independent director and did not serve on any committees.  William Warner was an independent director of the Company and a member of the governance, audit and compensation committees until his resignation effective as of October 24, 2009. Khatchig Zaven “Chris” Philibbosian was an independent director of the Company and a member of the governance, audit and compensation committees until his resignation effective as of February 10, 2009.

(2)	This includes one meeting of the nominating subcommittee of the governance committee.

(3)	Other members of our compliance committee are our general counsel, our executive director of compliance, and our senior vice president of research & development.

(4)	Daniel M. Wade was appointed as a director of the Company on February 5, 2010.

(5)
The governance committee also took action by unanimous written consent on 1 occasion during fiscal 2009. The compensation committee also took action by unanimous written consent on 2 occasions during fiscal 2009.

Our policy is that all directors, absent exigent circumstances, attend our annual meetings of shareholders. All of our directors were in attendance at our last annual meeting, which was held on March 18, 2009.

Our Board conducts its business through meetings and written actions of the board and through the activities of its committees. The following are descriptions of each of our committees.

Board Committees

The Board has established an audit committee, a compensation committee, a governance committee and a compliance committee. The nominating subcommittee is a subcommittee of the governance committee. The members of each committee are appointed by the Board. Each committee has adopted a written charter which sets forth the committee’s purpose, membership criteria, powers and responsibilities and provides for the annual evaluation of the committee’s performance, which charter is intended to, and we believe does, comply with the NASDAQ and Sarbanes-Oxley requirements. Copies of the governance committee charter, audit committee charter, compensation committee charter and compliance committee plan are available on our website at www.shufflemaster.com in the For Investors—Corporate Governance—Directors section and are available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

Audit Committee

The audit committee assists the Board in its oversight of (i) the quality and integrity of our financial statements, (ii) the qualifications, independence and performance of our independent auditors, (iii) the performance of our internal audit function and (iv) our system of disclosure controls and internal controls. The audit committee is responsible for the appointment, compensation, retention and oversight of the work of our independent auditors for the purpose of preparing and issuing an audit report and related work. For fiscal 2009, our independent registered public accounting firm was Deloitte & Touche LLP (“Deloitte”).  Our audit committee is currently requesting proposals from several independent auditors for bids to conduct the audit of our consolidated financial statements for the fiscal year ending October 31, 2010. This process has not yet been completed and therefore our audit committee has not yet selected our independent auditors for fiscal 2010.  The audit committee expects to select our independent auditors before the end of our second fiscal quarter of 2010. The audit committee’s request for proposals is not due to any disagreements with our independent auditors on any matter of accounting principles or practices, financial statement content or disclosure, or auditing scope or procedure.

The members of the audit committee are Messrs. Phillip C. Peckman (chairman), Garry W. Saunders, Louis Castle, John R. Bailey and Daniel M. Wade. Daniel M. Wade became a member of the compensation committee on February 5, 2010.  The Board has determined that (i) all of the members of the audit committee are independent directors within the requirements of all applicable rules and regulations of the NASDAQ and the SEC and (ii) all of the members of the audit committee are able to read and understand fundamental financial statements, including the Company’s consolidated balance sheet, income statement and cash flow statement.  William Warner served as a member of the audit committee from October 30, 2008 until his resignation on October 24, 2009.  Khatchig Zaven “Chris” Philibbosian served as a member of the audit committee from January 5, 2009 until his resignation on February 10, 2009. The Board also has determined that Mr. Peckman qualifies as an “audit committee financial expert” as defined by the applicable SEC regulations.

The audit committee held 14 meetings in fiscal 2009. The report of our audit committee appears later in this proxy statement.

Compensation Committee

The compensation committee: (i) assists the Board in establishing the annual goals and objectives of the chief executive officer; (ii) approves and recommends the compensation of the chief executive officer which compensation is also approved by the Board (with the chief executive officer, who is a director, abstaining); (iii) approves the annual cash bonus of the chief executive officer which decision is ratified by the Board (with the chief executive officer, who is a director, abstaining); (iv) reviews the recommendations from the chief executive officer regarding  the individual performance of the Company’s other executive officers and provides a recommendation to the Board regarding their compensation which is then approved by the Board; (v) reviews with the chief executive officer the performance of the Company’s other executive officers and approves their annual cash bonuses after recommendations from the chief executive officer which decision is ratified by the Board; (vi) oversees administration of our equity-based compensation and other benefit plans; and (vii) recommends to the Board grants of equity compensation awards under our stock plan. Mr. Parrott, our current chief executive officer, and Dr. Yoseloff, who was our chief executive officer until March 15, 2009, did not attend the meetings of our compensation committee or participate in any discussions and decisions by our Board when their compensation was being discussed. For information regarding our compensation philosophy and objectives and the role of our compensation committee, please see the “Compensation Discussion and Analysis” below.

The members of the compensation committee are Messrs. Louis Castle (chairman), Garry W. Saunders, Phillip C. Peckman, John R. Bailey and Daniel M. Wade.  Daniel M. Wade became a member of the compensation committee on February 5, 2010.  William Warner served on the compensation committee from October 30, 2008 until he resigned from the Board on October 24, 2009.  Khatchig Zaven “Chris” Philibbosian served on the compensation committee from January 5, 2009 until he resigned from the Board on February 10, 2009.

The compensation committee held 13 meetings and took action by unanimous written consent on 2 occasions during fiscal 2009. The compensation committee utilized compensation consultants to assist and provide research in setting fiscal 2009 compensation. For information regarding those consultants, please see the “Compensation Discussion and Analysis” and “Independent Director Compensation – Fiscal 2009” below. The report of our compensation committee appears later in this proxy statement.

Governance Committee

The governance committee: (i) through the nominating subcommittee, determines the slate of director nominees for election to our Board; (ii) identifies and recommends candidates to fill vacancies occurring between annual shareholder meetings; (iii) reviews the composition of Board committees; (iv) develops and recommends to the Board a set of corporate governance principles applicable to the Company and oversees corporate governance matters generally; (v) oversees the annual evaluation of the Board and its committees; (vi) recommends to the Board the annual compensation of the independent directors (for fiscal 2009, the annual compensation of the independent directors was jointly recommended to the Board by the governance committee and the compensation committee); and (vii) is responsible for recommending chief executive officer succession planning to the Board. Inside directors receive no compensation for being a director. The governance committee annually reviews the Board’s composition and Company circumstances in determining Board nominees. The governance committee has also from time to time retained search firms to identify qualified candidates.  The governance committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best accomplish the success of our business and represent shareholder interests through the exercise of sound judgment using their diverse array of experience.

Our governance committee charter states that non-management directors will have proven their ability as senior executives, whether in a business, in government service or in other institutions, should have ability or willingness to commit the time necessary to Board and committee responsibilities, and should be independent from management.  In addition, our governance committee uses other factors such as the following to select appropriate candidates to fill vacant seats on our Board (in no particular order):

•	independence from other Board members;

•	proximity to our corporate headquarters;

•	prior experience on boards of directors;

•	ability to meet the stringent gaming industry licensing requirements;

•	specific professional background; and

•	knowledge of the gaming industry.

Our governance committee considers Board nominees recommended by our shareholders on the same terms as nominees selected by the governance committee; however, because its considerations of nominations are not publicly available, our governance committee does not respond to shareholders making such recommendations except to acknowledge receipt of such recommendations. Any shareholder wishing to recommend a nominee should submit such recommendation to the address shown under the heading “Submission of Shareholder Proposals,” set forth later in this proxy statement. We also recommend that any shareholder making such a recommendation review the qualifications for directors as set forth in our governance committee charter. Any nominees to our Board must satisfy applicable requirements of Nevada and other jurisdictions’ gaming laws and regulations, and we are unable to consider nominees who do not meet these requirements. Absent exigent circumstances, each director must own Company stock prior to joining the Board.

Under our governance committee charter, in the event in an uncontested election a director receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”), then such director shall promptly tender his or her resignation following certification of the shareholder vote to the governance committee. The governance committee is required to consider the resignation offer and recommend to the Board whether to accept it. The Board is then required to act on the committee’s recommendation within ninety (90) days and to promptly disclose its decision whether to accept the director’s resignation offer (and the reason for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that our press releases are typically distributed. The Board has the ability to take into account a number of other factors, such as whether the Board member’s departure will cause noncompliance with NASDAQ requirements, when deciding whether to accept such a resignation. Any director who tenders his or her resignation because of a majority withheld vote shall not participate in the governance committee’s recommendation or Board action regarding whether to accept the resignation offer.

The members of the governance committee are Messrs. John R. Bailey (chairman), Garry W. Saunders, Louis Castle, Phillip C. Peckman and Daniel M. Wade. Daniel M. Wade became a member of the governance committee on February 5, 2010.  William Warner served on the governance committee until he resigned from the Board on October 24, 2009. Khatchig Zaven “Chris” Philibbosian served on the governance committee until he resigned from the Board on February 10, 2008.

The governance committee held 14 meetings and took action by unanimous written consent on 1 occasion during fiscal 2009 and the nominating subcommittee of the governance committee held 1 meeting in fiscal 2009.

Compliance Committee

The compliance committee is responsible for identifying and evaluating situations involving us or our affiliates to ensure that none will have a negative effect upon the objectives of gaming control. Our committee has at least three members appointed by our Board and at least one member must be independent and knowledgeable regarding Nevada gaming regulations. Our compliance committee must include at least one independent director, our general counsel and our executive director of compliance. In addition, the senior vice president of research & development is also a member of the compliance committee.  Our compliance committee reports to our Board and advises our Board if any activities are inappropriate, after investigation. It may use any of our resources and use whatever means it deems appropriate in conducting any such investigation. In addition, among other things, our executive director of compliance and, as appropriate, our general counsel, is responsible for determining that all transactions involving gaming devices and gaming equipment are with licensed distributors and vendors and for reporting to the compliance committee material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate’s benefit. Further, the compliance committee requires that appropriate background checks be conducted on several categories of persons, including officers, directors, lenders, vendors, customers, partners, joint venturers and lobbyists. The compliance committee reviews political contributions for compliance with applicable law, annually reviews the list of our shareholders and requires review of foreign entities with which we do business.

The members of the compliance committee are Mr. Saunders, our general counsel, our executive director of compliance, and our senior vice president of research & development.

The compliance committee held 4 meetings in fiscal 2009.

Code of Conduct.  Our code of conduct summarizes the compliance and ethical standards and expectations we have for all of our officers, directors, employees, contractors and agents with respect to their conduct in connection with our business. The code of conduct requires that our officers, directors, employees, contractors and agents avoid conflicts of interest, comply with all laws and other regulatory requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. All employees of the Company are required to acknowledge the code of conduct on an annual basis by signing an employee statement of compliance. Waivers may be granted only by our Board and will be promptly disclosed on our website or in a Form 8-K filed with the SEC. To date there have been no such waivers. Any illegal acts are to be dealt with swiftly and reported to the appropriate authorities. The code of conduct also provides for prompt internal reporting of violations of the code of conduct to appropriate employees identified in the code of conduct and prohibits any retaliation for any such reporting. Our code of conduct is available on our website at www.shufflemaster.com in the For Investors—Corporate Governance—Directors section and is available in print, at no cost, to any shareholder who requests a copy at the phone number or address listed above.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis provided below. Based on its review and discussions, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Louis Castle (Chairman)
Garry W. Saunders
Phillip C. Peckman
John R. Bailey

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Securities Exchange Act”), except to the extent the Company specifically incorporates this report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The compensation committee of our Board is comprised entirely of independent directors and is responsible for developing and making recommendations to our Board with respect to our executive compensation policies. In addition, our compensation committee, pursuant to the authority delegated by our Board, recommends the compensation to be paid to the chief executive officer and each of our other executive officers.

It is the intention of our compensation committee to utilize a pay-for-performance compensation program that is directly related to achievement of our financial and strategic objectives. The primary elements of the program are base salary, annual cash bonus incentives based on performance and long-term equity incentives in the form of stock-based compensation. These elements are designed to: (i) provide compensation opportunities that will allow us to attract and retain talented executive officers who are essential to our success; (ii) provide compensation that rewards both individual and corporate performance and motivates the executive officers to achieve corporate strategic objectives; (iii) reward superior financial and operational performance in a given year, over a sustained period and expectations for the future; (iv) place compensation at risk if performance goals are not achieved; and (v) align the interests of executive officers with the long-term interests of shareholders through stock-based awards.

Overview of Executive Compensation

Role of Compensation Committee

The primary responsibilities of the compensation committee are to: (i) assist the Board in establishing the annual goals and objectives of the chief executive officer; (ii) administer executive compensation programs; (iii) evaluate performance of the chief executive officer and the other executive officers; (iv) oversee, set and approve compensation for the chief executive officer and our other executive officers; (v) oversee administration of our equity-based compensation and other benefit plans; and (vi) recommend to the Board grants of equity compensation awards under our stock plan.  The chief executive officer, after reviewing the annual performance of all executive officers, discusses with the compensation committee his evaluations of each executive’s individual performance vs. performance objectives and makes recommendations regarding each executive’s base salary increases, annual cash bonus and amount of long-term equity awards. Except as stated above as to our chief executive officer, our executive officers do not play a role in the compensation process.

Components of Compensation and Objectives

Base Salaries.  The purpose of our base salaries for executive officers is to attract and retain employees with a stable source of income and security. Base salaries are determined and based on the skills, competencies, experience and individual performance of each executive officer. The compensation committee considers different factors in determining each executive officer’s base salary, including, but not limited to, the executive officer’s employment agreement, the executive officer’s performance and responsibilities, his or her leadership skills and years of experience, competitive salaries within the marketplace for similar positions, utilizing published information regarding the compensation of officers at companies similar to ours and taking into account variables such as geography, job comparability, the size of each corporation and its industry and the executive officer’s total compensation package. The compensation committee annually reviews and approves each executive officer’s compensation package. The compensation committee has from time to time engaged outside consultants to review executive compensation.

Due to the continued uncertainty in the gaming industry, the economy in general and the Company’s cost reduction measures, for fiscal 2009, management implemented a base salary wage freeze that included all executive officers.

Annual Cash Bonus.  The purpose of our annual cash bonus program for executive officers is to compensate our executive officers for meeting and exceeding expected performance levels. Annual cash bonuses are designed to motivate and reward employees for positive impact on the Company’s financial results and achievement of individual performance objectives. Annual cash bonus amounts vary according to our realization of targeted financial results and individual achievement of performance objectives. On an annual basis, the compensation committee sets annual performance standards for the chief executive officer and reviews the annual performance standards which the chief executive officer recommends for the other executive officers. The performance standards may differ from year to year depending on the Company’s financial and strategic objectives and may differ among executive officers. For example, performance standards may be based on budgeted financial results, specifically identified strategic initiatives important to future success of the Company, as well as individual performance and divisional operational performance. The compensation committee, with input when appropriate from our chief executive officer, is responsible for approving annual cash bonuses, which are then ratified by the Board.  Annual cash bonuses are calculated as a percentage of each executive officer’s base salary.

Consistent with the description of our compensation programs above, Messrs. Parrott, Fox, Lopez, Snow and Smith and Ms. Sawdon were paid an annual cash bonus for fiscal 2009. Each executive officer will again be eligible to receive an annual cash bonus for fiscal 2010.

At the beginning of fiscal 2009, the compensation committee set specific goals for Company performance and individual performance for annual cash bonus purposes consisting of a quantitative component based on the Company's performance as measured against financial goals and a qualitative component based on subjective evaluations of the executive officer's achievement of strategic and operational goals. For Company performance, the specific goals are measured in terms of the Company's performance using budgeted consolidated earnings before interest, taxes, depreciation and amortization ("Consolidated EBITDA"). The Company performance portion of the annual cash bonus consisted of eighty percent (80%) of each executive officer’s annual cash bonus (the “Company Bonus”).  For each executive officer, individual goals are measured in terms of the strategic objectives and operational goals for the Company for fiscal 2009.  The individual performance portion of the annual cash bonus consisted of twenty percent (20%) of each executive officer’s annual cash bonus (the “Individual Bonus”).

For fiscal 2009, the Consolidated EBITDA performance target was $62,065,000.  In order to receive an annual cash bonus, the Company must have achieved at least eighty percent (80%) of the Consolidated EBITDA performance target (the “Bonus Threshold”).  If the Company failed to achieve the Bonus Threshold, no annual cash bonus would be paid to any executive officer, including that portion of the annual cash bonus attributed to the executive officer’s individual performance goals. For fiscal 2009, Mr. Parrott was guaranteed a minimum cash bonus of no less than $75,000 pursuant to the terms of his employment agreement.

Achieving the Bonus Threshold would entitle the executive officer to receive a portion of the Company Bonus computed as follows:

Percentage of Bonus Threshold Attainment	Percentage of Company Bonus
80%	20% of 80%
81-85%	30% of 80%
86-90%	40% of 80%
91-95%	50% of 80%
96-100%	80-100% of 80%
101% and above	Bonus pool capped at 9% of achieved Consolidated EBITDA

For fiscal 2009, the Company achieved ninety-eight percent (98%) of the Bonus Threshold.  Based on the achievement of ninety-eight percent (98%) percent, the compensation  committee had the discretion to set the Company Bonus in the range of 80-100% of the Company Bonus.  The compensation committee, based on Mr. Parrott’s recommendation, chose one hundred percent (100%) for the fiscal 2009 Company Bonus for the executive officers (other than the chief executive officer) taking into account the difficult economic climate in which the Company achieved these results and the Company’s stock price increase from the low $2s to the $8s.  The compensation committee recommended that Mr. Parrott, our chief executive officer, receive one hundred percent (100%) of his maximum cash bonus as set forth in his employment agreement, with the amount prorated based on the nine months of Mr. Parrott’s actual employment with the Company for fiscal 2009.  The maximum cash bonus under his employment agreement is $500,000 and his prorated portion for fiscal 2009 would be $375,000.  Mr. Parrott’s bonus is based on the following:  eighty percent (80%) of Mr. Parrott's bonus is based on the Company achieving its target financial numbers and the remaining twenty percent (20%) of Mr. Parrott's bonus is based on his individual performance.  The compensation committee determined that Mr. Parrott was entitled to one hundred percent (100%) of the eighty percent (80%) portion, based on the Company’s achievement of ninety-eight percent (98%) of the Bonus Threshold.  The compensation committee also believed that Mr. Parrott deserved one hundred percent (100%) of his Individual Bonus, based, in part, on the following:  Mr. Parrott was instrumental in significantly improving morale and team spirit at the Company; Mr. Parrott has driven the initiative to re-brand and refocus the Company to emphasize its partnership with customers; and Mr. Parrott has reached out to customers in a positive manner.  Although the compensation committee recommended that Mr. Parrott receive one hundred percent (100%) of the individual portion of his bonus, he elected to participate at the same individual percentage received by the other executive officers, other than Ms. Sawdon, which percentage was ninety-two percent (92%).  For the other executive officers, other than with respect to himself and Coreen Sawdon, Mr. Parrott reviewed each executive officer’s performance in connection with such executive officer’s individual goals and recommended a percentage of attainment based on their respective performance to determine the total amount, if any, of the Individual Bonus the executive officer would be entitled to receive.  The compensation committee considered Mr. Parrott’s recommendations and approved the Individual Bonuses at the ninety-two percent (92%) level for each executive officer.  For Coreen Sawdon, as his direct report, Mr. Fox reviewed her performance in connection with her individual goals and recommended a percentage of attainment based on her performance to determine the amount, if any, of the Individual Bonus she would be entitled to receive.  Mr. Fox recommended an individual percentage of ninety-five percent (95%) (as opposed to ninety-two percent (92%) received by the other executive officers) for Ms. Sawdon.  In addition, for fiscal 2009, Ms. Sawdon received spot bonuses totaling $90,000 for performance of additional duties as Acting Chief Financial Officer.  The compensation committee considered Mr. Fox’s recommendation with respect to Ms. Sawdon and approved her Individual Bonus as recommended. Pursuant to the terms of his employment agreement, Mr. Fox was eligible to receive a discretionary, pro-rata bonus based on the three months of Mr. Fox’s actual employment with the Company for fiscal 2009.  Mr. Fox’s base salary for the three months was $75,000.  Mr. Parrott recommended to the compensation committee that Mr. Fox receive an annual cash bonus equal to 50% of his base salary, which bonus amount equaled $37,500 and was based on Mr. Fox’s fiscal 2010 target bonus.  The compensation committee considered Mr. Parrott’s recommendation with respect to Mr. Fox and approved his pro-rated annual cash bonus.  All compensation decisions were approved by the Board, with Mr. Parrott abstaining with respect to determinations of his own compensation.

The table below shows the actual percentage of each executive officer's base salary that each executive officer received for fiscal 2009 based on the Company achievement of the Company performance target and each executive officer’s individual performance target.

Name	Target Bonus (as a % of Base Salary)	Company Bonus Attainment (80% Weighting)	Individual Bonus Attainment (20% Weighting)	Actual Bonus (as a % of Base Salary actually received in FY09)
Timothy J. Parrott(1)	100%	100%	92%	98.4%
Linster W. Fox (2)	50%	N/A	N/A	50.0%
David B. Lopez	50%	100%	92%	49.2%
Roger Snow	50%	100%	92%	49.2%
Jerome R. Smith	50%	100%	92%	49.2%
Coreen Sawdon(3)	50%	100%	95%	49.5%

______________________________

(1)
Although the compensation committee recommended that Mr. Parrott receive 100% of his Individual Bonus, he elected to participate at the same individual percentage received by the other executive officers, other than Ms. Sawdon, which percentage was 92%.

(2)
Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.  Pursuant to the terms of his employment agreement, Mr. Fox was eligible to receive a discretionary, pro-rata bonus based on the three months of Mr. Fox’s actual employment with the Company for fiscal 2009.  The discretionary bonus was based on Mr. Fox’s fiscal 2010 target bonus of no less than 50% of his base salary, although his 2009 bonus was within the discretion of the chief executive officer and the compensation committee.

(3)
Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009, in addition to her role of Senior Vice President and Chief Accounting Officer.  For fiscal 2009, Ms. Sawdon also received spot bonuses totaling $90,000 for performance of additional duties as Acting Chief Financial Officer.

In addition to annual cash bonuses, the compensation committee may award spot bonuses to executive officers for achievement of strategic objectives such as acquisitions, dispositions or joint ventures.

Long-Term Equity Incentives.  The purpose of our long-term equity incentive program is to create a direct incentive for executive officers to increase shareholder value by aligning executive officers’ long-term financial interests with those of our shareholders. Long-term equity incentives are performance-based and linked to business objectives and individual objectives. The compensation committee may recommend to the Board, and the Board has the authority to grant, stock options, stock appreciation rights, restricted stock units and restricted stock, or any combination thereof, as long-term equity incentives for executive officers and other key employees.

Some of the factors the compensation committee considers in evaluating the appropriateness of the executive officer’s long-term equity incentives include:

•	revenue, income from continuing operations, adjusted EBITDA and EPS growth;
•	diversification and future growth;
•	development of new or continuously improving products and services;

•	achievement of strategic objectives such as acquisitions, dispositions or joint ventures, technological innovation and globalization;
•	achievement of specific operational goals for the Company
•	achievement of individual performance goals; and
•	competitive pay practices.

The use of equity compensation supports the objectives of encouraging stock ownership and aligning the interests of the chief executive officer and the other executive officers with those of our shareholders, as they share in both the positive and negative stock price returns experienced by our shareholders. The compensation committee believes that granting long-term equity to our executive officers is a way to foster a long-term focus on our financial results and a way to link our executive officer’s returns to those of our shareholders. Additionally, long-term equity is a means to attract and retain executive officers. We award long-term equity incentives annually to the chief executive officer and each executive officer. Long-term equity incentive grants are awarded in December of each year after the end of the fiscal year. For fiscal 2009, the long-term equity incentive awards, granted in December 2009, for the executive officers were: Mr. Lopez, 55,000 stock options; Mr. Snow, 55,000 stock options; Mr. Smith, 55,000 stock options; and Ms. Sawdon, 20,000 stock options.   In addition, in connection with Mr. Parrott’s appointment as the Company’s Chief Executive Officer, effective on March 15, 2009, and Mr. Fox’s appointment as the Company’s Chief Financial Officer, effective on August 1, 2009, the compensation committee granted Mr. Parrott an option to purchase 300,000 shares of the Company’s common stock and granted Mr. Fox an option to purchase 60,000 shares of the Company’s common stock (collectively, the “Options”).  The Options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.

Each year, the compensation committee decides the appropriate types and mix of equity awards. For fiscal 2009, the compensation committee decided to grant stock options to align the interests of the executive officers with the interests of the shareholders.  Stock options (which have exercise prices not less than the fair market value of the Company’s common stock on the date of grant) reward executive officers only if the stock price increases from the date of grant and their value only reflects decreases in stock price to but not below the exercise price, after which the options would have no value upon exercise. This offers management clear incentives to increase stock price performance by tying equity more closely to changes in shareholder value. The fiscal 2009 grants of performance-based stock options to Messrs. Lopez, Snow and Smith and Ms. Sawdon and the inducement grants to Messrs. Parrott and Fox will vest ratably over four years, provided that on such anniversary dates the executive officer remains employed with the Company, and are subject to certain accelerated vesting triggering events.  The exercise price of each of these grants was the Company’s common stock’s closing price on the date of the grant.

Equity Incentive Grants Policy

Effective as of August 1, 2006, the compensation committee approved an Equity Incentive Grants Policy governing the issuance of our equity. Under the Equity Incentive Grants Policy, the equity incentives are granted solely at the discretion of the Board, and only at regularly or pre-scheduled meetings (which pre-scheduled meetings must have at least 14 days notice), except under special circumstances. Equity incentives cannot be granted by written consent in lieu of meetings.

For employee grants, the chief executive officer or his designee or the foreign subsidiary heads in consultation with the chief executive officer provides the compensation committee with recommendations of proposed equity incentive awards to the compensation committee. The compensation committee reviews the proposed equity incentive awards and determines whether to recommend them to the Board for approval. The Board, prior to granting any equity incentive awards, has complete discretion to make changes to the proposed awards. The Board makes the final decision and grants the equity.

The chairman of the governance committee presents proposed equity incentive awards for non-employee director grants to the governance committee. The governance committee reviews the proposed equity incentive awards and determines whether to recommend them to the Board for approval. The Board makes the final decision and grants the equity.

Once the Board has reviewed and discussed the proposed equity incentives awards, it will approve or disapprove them, as a group or individually, at its discretion. The Board, prior to granting any equity incentive awards, also has complete discretion to make changes to the proposed awards.

The exercise price of each stock option awarded to our executive officers and non-employee directors under our long-term incentive plan is the closing price of our stock on the date of grant. Regular board and committee meetings are generally scheduled a year in advance, although special meetings are sometimes called. Although regular board and committee meetings are scheduled in advance, they may be adjusted to accommodate the Board members’ schedules. Scheduling decisions are made without regard to anticipated earnings or other major announcements by the Company. We prohibit the repricing of stock options. Meetings must be scheduled at least 14 days in advance where stock options are to be granted.

Executive Benefits.  In addition to base salary, annual cash bonuses and long-term equity incentives, the Company provides the executive officers with executive physician services and health club memberships.  The Company also provides certain executive officers with golf privileges.

Determining Compensation.  Our compensation decisions are made on an individual basis using factors such as the performance of the Company, the performance of the executive officer during the year against established goals, and his or her leadership qualities, business and operational responsibilities, current compensation arrangement and long-term potential to enhance shareholder value.

Compensation Consultant.  For fiscal 2009, the Company engaged, at the compensation committee’s direction, Exequity LLP to conduct a study of executive and non-executive compensation and long-term equity incentives at a peer group of companies and to provide competitive ranges and information to the compensation committee to consider regarding compensation and awards of long-term equity incentives for executive officers and other key employees at a peer group of companies.  The consultant provided information to the compensation committee and management regarding competitive pay packages for executive officers, including information with respect to base salary, bonus opportunity, long-term incentive awards and certain employment contract terms.     The consultant also analyzed the Company’s long-term equity usage (award types, vesting, overall stock dilution and overhang) in comparison to the practices of its peer group.

The peer group identified by our compensation consultant consisted of the following gaming companies and technology-based companies:

Gaming Companies:	Gaming Owners/Operators:	Technology-Based Companies:
International Game Technology	Wynn Resorts, Limited	THQ Inc.
Scientific Games Corporation	Penn National Gaming Inc.	Glu Mobile Inc.
Bally Technologies, Inc.	Boyd Gaming Corporation	Atari Inc.
WMS Industries Inc.	Ameristar Casinos, Inc.	Majesco Entertainment Company
Multimedia Games, Inc.	Isle of Capri Casinos, Inc.
Pinnacle Entertainment, Inc.

Tax and Accounting Considerations.  Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for compensation in excess of $1,000,000 paid to their chief executive officers and certain other executive officers unless certain performance and other requirements are met. As one of the factors in its consideration of compensation matters, the compensation committee is aware of the anticipated tax treatment for the Company and for the executive officers of various payments and benefits, including the effect of Section 162(m). The compensation committee retains discretion, however, to implement executive compensation programs that may not be deductible under Section 162(m) if the compensation committee believes the programs are nevertheless appropriate to help achieve our primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with the goals of the Company and its shareholders.

SUMMARY COMPENSATION TABLE—FISCAL 2009, 2008 AND 2007

The following table presents information regarding compensation of each of our executive officers for services rendered during fiscal 2009, 2008 and 2007.

Name and Principal Position	Fiscal Year	Salary $	Spot Bonuses $(1)	Stock Awards $(2)	Option Awards $(2)	Non-Equity Incentive Plan Compensation $(1)	All Other Compensation $(3)	Total $
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Timothy J. Parrott(4) Chief Executive Officer	2009	375,000	—	—	106,251	369,000	12,879	863,130
Linster W. Fox(5) Executive Vice President and Chief Financial Officer	2009	75,000	—	—	13,538	37,500	19,036	145,074
David Lopez Executive Vice President	2009 2008 2007	260,000 260,000 238,558	— 15,000 —	151,125 137,372 126,008	68,110 63,433 80,999	127,920 114,750 29,820	8,190 13,269 12,284	615,345 603,824 487,669
Roger Snow Executive Vice President	2009 2008 2007	240,000 240,000 170,577	— — 105,850	172,235 147,030 69,486	9,769 — 15,631	118,080 105,923 5,250	6,393 7,973 5,875	546,477 500,926 372,669
Jerome R. Smith Executive Vice President, General Counsel and Corporate Secretary	2009 2008 2007	250,000 250,000 243,654	— 80,000 —	229,813 248,338 234,473	99,963 87,275 80,419	123,000 110,336 30,457	14,725 15,735 9,503	717,501 791,684 598,506
Coreen Sawdon(6) Senior Vice President and Chief Accounting Officer	2009 2008 2007	200,000 200,000 172,500	90,000 108,000 —	83,9817 1,316 59,963	83,760 74,940 64,147	99,000 96,505 22,500	10,141 11,097 10,728	566,882 561,858 329,838
Mark L. Yoseloff(7) Chief Executive Officer	2009 2008 2007	540,806 400,000 400,000	— 65,000 25,000	1,567,931 756,534 754,470	1,210,015 419,172 454,923	— 176,538 50,000	12,984 15,925 32,510	3,331,736 1,833,169 1,716,903
______________________________

(1)
Amounts in column (d) represent spot bonuses.  Amounts in column (g) represent performance bonuses that we typically base on fiscal year performance and pay to the executive officer in December, shortly after the close of the fiscal year to which they relate. Fiscal 2009 performance bonuses were awarded at the rate of approximately 98% of the applicable target bonus amount. In fiscal 2009, Ms. Sawdon received spot bonuses totaling $90,000 for performance of additional duties as Acting Chief Financial Officer.  Fiscal 2008 performance bonuses were awarded at the rate of approximately 85% of the applicable target bonus amount. Additionally, during fiscal 2008, Dr. Yoseloff received a $65,000 spot bonus, Mr. Lopez received a $15,000 spot bonus, Mr. Smith received spot bonuses totaling $80,000, and Ms. Sawdon received spot bonuses totaling $108,000.  Fiscal 2007 performance bonuses were awarded at the rate of 25% of the target bonus. In addition, during fiscal 2007, $25,000 was paid as a spot bonus to Dr. Yoseloff and $105,850 was paid as spot bonuses to Mr. Snow.

(2)
The amounts reported in columns (e) and (f) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal 2009, 2008 and 2007 (disregarding any estimate of forfeitures related to service-based vesting conditions). These amounts do not reflect amounts paid to or realized by the executive officer for fiscal 2009, 2008 and 2007.  For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our annual report for fiscal 2009 filed with the SEC on Form 10-K, each of which is incorporated herein by reference. For information about the stock awards and option awards granted to our executive officers for fiscal 2009, please see the discussion under “Grants of Plan-Based Awards” below.

(3)	The amounts reported for fiscal 2009 in column (h) are detailed in the table below.

(4)	Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.

(5)	Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.

(6)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

(7)	Dr. Yoseloff was our Chief Executive Officer from June 2001 until March 15, 2009.

Name	401(k) Plan Profit Sharing Contribution ($)	Term Life Insurance and AD&D Premiums ($)	Executive Physician Premium ($)	Health Club Membership Dues ($)	Perquisites and Other Personal Benefits ($)(1)	Total All Other Compensation ($)
Timothy J. Parrott(2)	4,327	4,052	4,500	—	—	12,879
Linster W. Fox(3)	—	1,279	—	—	17,757	19,036
David B. Lopez	6,600	756	834	—	—	8,190
Roger Snow	—	804	—	—	5,589	6,393
Jerome R. Smith	5,027	3,612	5,834	252	—	14,725
Coreen Sawdon(4)	3,315	660	5,834	332	—	10,141
Mark L. Yoseloff(5)	2,769	3,199	5,834	1,182	—	12,984
______________________________

(1)	Perquisites and other personal benefits may include, to some but not all executive officers, golf privileges and moving allowance.

(2)	Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.

(3)	Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.

(4)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

(5)	Dr. Yoseloff was our Chief Executive Officer from June 2001 until March 15, 2009.

GRANTS OF PLAN-BASED AWARDS—FISCAL 2009

The following table presents information regarding annual incentive bonus awards and equity incentive awards granted to the executive officers for fiscal 2009.

						All Other
					All Other	Option Awards:		Grant Date
		Estimated Future Payouts			Stock Awards:	Number of	Exercise or	Fair Value
		Under Non-Equity Incentive			Number of	Securities	Base Price of	of Stock
		Plan Awards(1)			Shares of	Underlying	Option	and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock or Units (#)	Options (#)	Awards ($/ Sh)	Awards ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Timothy J. Parrott(3)	N/A	—	500,000	500,000	—	—	—	—
	2/9/09	—	—	—	—	300,000	3.53	588,000
Linster Fox(4)	N/A	—	150,000	150,000	—	—	—	—
	8/10/09	—	—	—	—	60,000	7.12	241,200
David Lopez	N/A	—	130,000	130,000	—	—	—	—
	12/14/09	—	—	—	—	55,000	7.32	220,226
Roger Snow	N/A		120,000	120,000
	12/14/09	—	—	—	—	55,000	7.32	220,226
Jerome Smith	N/A		125,000	125,000
	12/14/09	—	—	—	—	55,000	7.32	220,226
Coreen Sawdon(5)	N/A	—	100,000	100,000	—	—	—	—
	12/14/09	—	—	—	—	20,000	7.32	80,082
Mark L. Yoseloff(6)	N/A	—	—	—	—	—	—	—
______________________________

(1)
These entries report the target and maximum amounts for each executive officer’s fiscal 2009 non-equity annual incentive award as described in the “Compensation Discussion and Analysis” above. There are no threshold amounts for these awards.  Actual amounts earned for fiscal 2009 are included in the Summary Compensation Table above.

(2)
The amounts reported in column (i) of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2009 under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation (formerly referenced as Statement of Financial Accounting Standards No. 123(R)).  These amounts do not reflect amounts paid to or realized by the executive officer for fiscal 2009. Actual amounts earned for fiscal 2009 are included in the Summary Compensation Table above.  For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our annual report for fiscal 2009 filed with the SEC on Form 10-K, each of which is incorporated herein by reference.

(3)
Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.  The options reported in column (g) of the table above were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.

(4)
Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009. The options reported in column (g) of the table above were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.

(5)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

(6)	Dr. Yoseloff was our Chief Executive Officer from June 2001 until March 15, 2009. Dr. Yoseloff was not eligible to receive an annual cash bonus or long-term equity incentives for fiscal 2009.

Employment Agreements

Each of the executive officers was hired pursuant to an employment agreement that establishes each executive officer’s initial salary and other terms and conditions of employment. Each employment agreement was the result of negotiation between the Company and the executive officer. On an annual basis, the compensation committee reviews and may modify each executive officer’s salary. The following is a brief description of each executive officer’s contractual provisions with respect to base salary and annual cash incentives and certain equity incentive grants.

Timothy J. Parrott.  Effective February 2, 2009, we entered into an employment agreement with Mr. Parrott as our Chief Executive Officer-Elect until March 15, 2009, at which time, he became our Chief Executive Officer. The employment agreement runs for a four-year and nine month term, from February 2, 2009 (the “Effective Date”) through October 31, 2013, although we can terminate his employment earlier.  Effective as of February 2, 2009, Mr. Parrott’s salary was set at $500,000.  Mr. Parrott is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. Effective for fiscal year 2009, Mr. Parrott’s annual cash bonus target was between 50% and 100% of his base salary, but in no event less than $75,000.  For fiscal 2010, although it has not been formally set, it is expected that Mr. Parrott will have an annual cash bonus target similar to fiscal 2009, which was between 50% and 100% of his annual base salary.  Additionally, at the first regularly scheduled board meeting after Mr. Parrott’s Effective Date, which was February 9, 2009, he received 300,000 options to purchase the Company’s common stock (the “Options”).  The Options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.  The Options vest one-quarter (1/4) on each 12-month anniversary date of the grant date, commencing on the first 12-month anniversary date of the grant date and continuing for three years thereafter.  The exercise price of the Options is the Company’s closing stock price on the date of the grant, which was $3.53.  All vesting of the Options shall be subject to Mr. Parrott being employed with the Company on each scheduled vesting date.  Notwithstanding the above vesting schedule, all Options shall accelerate vest in the event of Mr. Parrott’s death or total disability while he is employed by the Company, or in the event a Change in Control of the Company closes while he is employed as the Chief Executive Officer of the Company.  Any future stock options, restricted shares or other equity grants, if any, will be at the sole discretion of the Board.

Linster W. Fox.  Effective August 1, 2009, we entered into an employment agreement with Mr. Fox as our Executive Vice President and Chief Financial Officer. The employment agreement runs for a three-year and three month term, from August 1, 2009 (the “Effective Date”) through October 31, 2012, although we can terminate his employment earlier.  From August 1, 2009 through July 31, 2010, Mr. Fox’s annual base salary will be $300,000. Mr. Fox was eligible to receive a discretionary, pro-rata bonus for the Company’s fourth fiscal quarter of 2009. Mr. Fox will also be eligible to receive an annual performance bonus for fiscal year 2010 and thereafter with a target of no less than 50% of his base salary; provided that, if Mr. Fox is still employed by the Company as its Chief Financial Officer through July 31, 2010, then Mr. Fox’s fiscal year 2010 bonus shall be no less than $40,000 (the “Minimum Bonus”), which Minimum Bonus shall be due and paid on August 1, 2010.  For any subsequent year after fiscal year 2010, Mr. Fox will receive an annual base salary of no less than $300,000 and will continue to be eligible to participate in an executive bonus program and/or in an individual performance bonus program as authorized by the Board with a target bonus of no less than 50% of his base salary. Additionally, at the first regularly scheduled board meeting after Mr. Fox’s Effective Date, he received 60,000 options to purchase the Company’s common stock (the “Options”).  The Options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.  The Options shall vest one-quarter (1/4) on each 12-month anniversary date of the grant date, commencing on the first 12-month anniversary date of the grant date and continuing for three years thereafter.  The exercise price of the Options is the Company’s closing stock price on the date of the grant, which was $7.12.  All vesting of the Options shall be subject to Mr. Fox being employed with the Company on each scheduled vesting date.  Notwithstanding the above vesting schedule, all Options shall accelerate vest in the event of Mr. Fox’s death or total disability while he is employed by the Company, or in the event a Change in Control of the Company closes while he is employed as the Chief Financial Officer of the Company.  Any future stock options, restricted shares or other equity grants, if any, will be at the sole discretion of the Board.

David B. Lopez.  Effective May 1, 2008, we entered into an employment agreement with Mr. Lopez as our President – Shuffle Master Americas, which employment agreement was amended on November 16, 2008 at which time Mr. Lopez was promoted to Executive Vice President. The employment agreement runs for a three-year and six month term, from May 1, 2008 through October 31, 2011, although we can terminate his employment earlier.  As of May 1, 2008, Mr. Lopez’s salary was set at $260,000. Mr. Lopez is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. For any subsequent year after fiscal year 2009, Mr. Lopez will receive an annual base salary of no less than $260,000. Also, effective for fiscal year 2010, Mr. Lopez’s annual cash bonus target is 50% of his fiscal year 2010 annual base salary.  On December 31, 2008, the Company entered into an amended and restated employment agreement with Mr. Lopez.  The employment agreement was amended as necessary to comply with Section 409A.  The amendments were primarily to clarify (i) certain definitions and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A. There were no changes to Mr. Lopez’s base salary or duties.

Roger Snow.  Effective August 1, 2007, we entered into an employment agreement with Mr. Snow as our Senior Vice President of Products, which employment agreement was amended on November 16, 2008 at which time Mr. Snow was promoted to Executive Vice President. The employment agreement runs for a three-year term, from August 1, 2007 through July 31, 2010, although we can terminate his employment earlier.  As of August 1, 2007, Mr. Snow’s salary was set at $240,000.  Mr. Snow is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. Effective for fiscal year 2010, Mr. Snow’s annual cash bonus target is 50% of his fiscal year 2010 annual base salary.  On December 31, 2008, the Company entered into an amended and restated employment agreement with Mr. Snow.  The employment agreement was amended as necessary to comply with Section 409A.  The amendments were primarily to clarify (i) certain definitions and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A. There were no changes to Mr. Snow’s base salary or duties.  The Company is currently negotiating an extension/renewal of Mr. Snow’s employment agreement.

Jerome R. Smith.  Effective May 1, 2008, we entered into an employment agreement with Mr. Smith as our Senior Vice President and General Counsel, which employment agreement was amended on November 16, 2008 at which time Mr. Smith was promoted to Executive Vice President, General Counsel and Corporate Secretary. The employment agreement runs for a three-year and six month term, from May 1, 2008 through October 31, 2011, although we can terminate his employment earlier.  As of May 1, 2008, Mr. Smith’s salary was $250,000.  Mr. Smith is also entitled to participate in any bonus programs for our executive officers as well as any individual performance bonus program authorized by our Board. For any subsequent year after fiscal year 2009, Mr. Smith will receive an annual base salary of no less than $250,000.  Also effective for fiscal year 2010, Mr. Smith’s annual cash bonus target is 50% of his fiscal year 2010 annual base salary.  On December 31, 2008, the Company entered into an amended and restated employment agreement with Mr. Smith.  The employment agreement was amended as necessary to comply with Section 409A.  The amendments were primarily to clarify (i) certain definitions and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A. There were no changes to Mr. Smith’s base salary or duties.

Coreen Sawdon.    Effective August 10, 2009, we entered into an employment agreement with Ms. Sawdon as our Senior Vice President and Chief Accounting Officer. The employment agreement runs for a two-year term, from August 1, 2009 through July 31, 2011, although we can terminate her employment earlier. From August 1, 2009 through July 31, 2010, Ms. Sawdon’s base salary shall be $200,000. Ms. Sawdon is also entitled to participate in any bonus programs for our senior vice-president level employees as well as any individual performance bonus program authorized by our Board. Effective for fiscal year 2010, Ms. Sawdon's annual cash bonus target is 50% of her fiscal year 2010 annual base salary.

Mark L. Yoseloff.  Effective February 23, 2004, we entered into an employment agreement with Dr. Yoseloff as our Chief Executive Officer. On June 5, 2007, we entered into an amendment to Dr. Yoseloff’s employment agreement, which amendment extended the term of the employment from October 31, 2007 to October 31, 2008. On July 10, 2008, we entered into a second amendment to Dr. Yoseloff’s employment agreement, which amendment extended the term of the employment from October 31, 2008 to October 31, 2009. Dr. Yoseloff retired as the Chief Executive Officer on March 15, 2009.  On April 14, 2009, the Company entered into a First Amendment, effective as of March 16, 2009, to the Amended and Restated Employment Agreement dated as of December 31, 2008, between the Company and Mark L. Yoseloff.  Pursuant to the First Amendment, and in addition to Dr. Yoseloff’s part-time employment with the Company, he will provide the Company with specific product strategy and development services for a one year term commencing on March 16, 2009 and expiring on March 15, 2010.  Dr. Yoseloff will be compensated $6,000 per month, for this one year term, in consideration for his unique contribution and knowledge to support the Company’s product strategy and development within the Corporate Products Group.

Non-Competition and Confidentiality.  Each of the chief executive officer and the executive officers (except for Ms. Sawdon) has agreed in his or her employment agreement: (i) not to compete with us during the term of their employment and for the Part-Time Employment Period identified below in the Potential Payments Upon Termination or Change in Control section (Ms. Sawdon has agreed not to compete with us during the term of her employment and for six (6) months after the termination of her employment); (ii) not to solicit our employees, independent contractors or agents of the Company during the term of their employment and for the Part-Time Employment Period (Ms. Sawdon has agreed not to solicit  our employees, independent contractors or agents of the Company during the term of her employment and for six (6) months after the termination of her employment); and (iii) to maintain the confidentiality of our information. If the executive officer breaches any of these covenants, we have the right to seek injunctive relief and damages.

OUTSTANDING EQUITY AWARDS AT FISCAL 2009 YEAR-END

The following table presents information regarding the outstanding equity awards held by each of the executive officers as of October 31, 2009, including the vesting dates for the portions of these awards that had not vested as of that date. Unless an event occurs that causes accelerated vesting, all vesting is subject to continued employment on the applicable vesting date.

Option Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(d)		(e)	(f)
Timothy J. Parrott(12)	2/9/09	—	300,000	(2)	3.53	2/9/19
Linster W. Fox(13)	8/10/09	—	60,000	(3)	7.12	8/10/19
David B. Lopez	11/6/01	4,500	—		6.08	11/5/11
	6/28/02	7,500	—		7.81	6/27/12
	11/5/02	15,501	—		9.74	11/4/12
	3/12/03	11,250	—		8.54	3/11/13
	10/23/03	16,875	—		12.33	10/22/13
	3/16/04	33,750	—		18.75	3/15/14
	12/1/04	30,000	—		30.56	12/1/14
	12/14/06	6,250	6,250	(4)	29.19	12/14/16
	12/18/07	5,000	15,000	(5)	12.21	12/18/17
	12/15/08	—	20,000	(6)	4.30	12/15/18
Roger Snow	10/23/03	8,440	—		12.33	10/22/13
	12/1/04	14,062	—		30.56	12/1/14
	12/15/08	—	20,000	(6)	4.30	12/15/18
Jerome R. Smith	9/19/01	15,213	—		5.27	9/15/11
	11/5/02	68,481	—		9.74	11/4/12
	3/12/03	22,500	—		8.54	3/11/13
	10/23/03	33,750	—		12.33	10/22/13
	12/1/04	15,000	—		30.56	12/1/14
	6/27/05	—	12,000	(7)	28.06	6/27/15
	12/14/06	6,250	6,250	(4)	29.19	12/14/16
	12/18/07	5,000	15,000	(5)	12.21	12/18/17
	12/15/08	—	20,000	(6)	4.30	12/15/18
Coreen Sawdon(14)	10/26/05	12,000	3,000	(8)	25.10	10/26/15
	3/27/06	6,000	4,000	(9)	33.36	3/27/16
	12/18/07	5,000	15,000	(5)	12.21	12/18/17
	5/22/08	5,000	15,000	(10)	5.00	5/22/18
	12/15/08	—	20,000	(6)	4.30	12/15/18
Mark L. Yoseloff(15)	11/5/02	61,267	—		9.74	11/4/12
	3/12/03	33,752	—		8.54	3/11/13
	10/23/03	135,000	—		12.33	10/22/13
	2/23/04	371,250	—		15.21	2/22/14
	5/6/04	105,000	—		21.73	5/6/14
	12/1/04	15,000	—		30.56	12/1/14
	9/2/05	—	200,000	(11)	28.06	9/2/15
	12/18/07	10,000	30,000	(5)	12.21	12/18/17
	12/15/08	—	25,000	(6)	4.30	12/15/18

______________________________

(1)	The number of shares and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(2)
The unvested portion of these awards is scheduled to vest in four equal installments on February 9, 2010, February 9, 2011, February 9, 2012, and February 9, 2013. These options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.

(3)
The unvested portion of these awards is scheduled to vest in four equal installments August 10, 2010, August 10, 2011, August 10, 2012, and August 10, 2013. These options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.

(4)	The unvested portion of these awards is scheduled to vest in two equal installments on December 14, 2009 and December 14, 2010.

(5)	The unvested portion of these awards is scheduled to vest in three equal installments on December 18, 2009, December 18, 2010, and December 18, 2011.

(6)	The unvested portion of these awards is scheduled to vest in four equal installments on December 15, 2009, December 15, 2010, December 15, 2011, and December 15, 2012.

(7)	The unvested portion of these awards is scheduled to cliff vest on June 27, 2010.

(8)	The unvested portion of these awards is scheduled to vest on October 26, 2010.

(9)	The unvested portion of these awards is scheduled to vest in two equal installments on March 27, 2010 and March 27, 2011.

(10)	The unvested portion of these awards is scheduled to vest in three equal installments on May 22, 2010, May 22, 2011, and May 22, 2012.

(11)	The unvested portion of these awards is scheduled to cliff vest on September 2, 2011.

(12)	Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.

(13)	Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.

(14)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

(15)	Dr. Yoseloff was our Chief Executive Officer from June 2001 until March 15, 2009.

STOCK AWARDS

Name	Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
	(h)	(i)		(j)	(k)	(l)
Timothy J. Parrott(13)	—	—		—	—	—
Linster W. Fox(14)	—	—		—	—	—
David B. Lopez	12/1/04	7,500	(2)	58,575	—	—
	12/14/06	6,250	(3)	48,813	—	—
	12/15/08	15,000	(4)	117,150	—	—
Roger Snow	11/2/06	7,500	(5)	58,575	—	—
	12/14/06	173	(6)	1,351	—	—
	12/18/07	430	(11)	3,358	—	—
	12/18/07	30,000	(7)	234,300
	12/15/08	15,000	(4)	117,150	—	—
Jerome R. Smith	12/1/04	3,000	(2)	23,430	—	—
	6/27/05	5,000	(8)	39,050	—	—
	3/27/06	4,000	(9)	31,240	—	—
	12/14/06	7,500	(3)	58,575	—	—
	12/15/08	15,000	(4)	117,150
Coreen Sawdon(15)	12/14/06	1,500	(3)	11,715	—	—
	12/14/06	508	(6)	3,967	—	—
	7/17/07	2,500	(10)	19,525	—	—
	12/18/07	1,434	(11)	11,200	—	—
	12/15/08	15,000	(4)	117,150	—	—
Mark L. Yoseloff(16)	12/1/04	15,000	(2)	117,150	—	—
	9/2/05	120,000	(12)	937,200	—	—
	12/15/08	20,000	(4)	156,200	—	—
______________________________

(1)
The dollar amounts shown in columns (j) and (l) are determined by multiplying the number of shares or units reported in columns (i) and (k), respectively, by $7.81 (the closing price of our common stock on October 31, 2009, the last trading day of fiscal 2009).

(2)	The unvested portion of this award is scheduled to cliff vest on December 1, 2009.

(3)	The unvested portion of this award is scheduled to vest in one installment on December 14, 2010.

(4)	The unvested portion of this award is scheduled to vest in two equal installments on December 15, 2010 and December 15, 2012.

(5)	The unvested portion of this award is scheduled to vest in two installments on November 2, 2009 and November 2, 2011.

(6)	The unvested portion of this award is scheduled to vest in one installment on December 14, 2009.

(7)	The unvested portion of this award is scheduled to vest in two equal installments on December 18, 2009 and December 18, 2011.

(8)	The unvested portion of this award is scheduled to cliff vest on June 27, 2010.

(9)	The unvested portion of this award is scheduled to cliff vest on March 27, 2011.

(10)	The unvested portion of this award is scheduled to vest in one installment on July 17, 2011.

(11)	The unvested portion of this award is scheduled to vest in one installment on December 18, 2009.

(12)	The unvested portion of this award is scheduled to cliff vest on September 1, 2011.

(13)	Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.

(14)	Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.

(15)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

(16)	Dr. Yoseloff was our Chief Executive Officer from June 2001 until March 15, 2009.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2009

The following table presents information regarding the exercise of stock options by the executive officers during fiscal 2009, and on the vesting during fiscal 2009 of other stock awards previously granted to the executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
Timothy J. Parrott(2)	—	—	—	—
Linster W. Fox(3)	—	—	—	—
David B. Lopez	—	—	6,250	30,438
Roger Snow	—	—	602	2,945
Jerome R. Smith	—	—	22,500	95,775
Coreen Sawdon(4)	—	—	5,941	34,226
Mark L. Yoseloff(5)	—	—	45,000	177,750
______________________________

(1)
The dollar amounts shown in column (e) for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.  There were no exercises of options by the executive officers during fiscal 2009.

(2)	Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.

(3)	Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.

(4)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

(5)	Dr. Yoseloff was our Chief Executive Officer from June 2001 until March 15, 2009.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Upon a termination without cause, an executive officer may be entitled to certain severance payments. There are no automatic payments due merely on a Change in Control; however, unvested equity may accelerate vesting upon a Change in Control.

Severance Benefits.  The following table represents the Company’s estimate of the amount of the benefits to which our executive officers would have been entitled had their employment been terminated on October 31, 2009.

Name	Cash Severance ($)	Equity Acceleration(1) ($)	Continued Health Benefits ($)
Timothy J. Parrott(2)	1,738,000	1,284,000	48,193
Linster W. Fox(3)	337,500	—	44,387
David B. Lopez	673,419	321,688	52,713
Roger Snow	316,418	—	34,710
Jerome R. Smith(4)	688,960	366,595	123,600
Coreen Sawdon(5)	223,668	—	22,450
______________________________

(1)
For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of the Company’s common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. For purposes of this calculation, we have assumed full acceleration of all outstanding and unvested equity awards held by each of our executive officers as of October 31, 2009.

(2)	Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.

(3)	Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.

(4)
During his lifetime, Mr. Smith shall be eligible to participate in the Company’s health care (medical, dental and prescription drugs) plan as a Class 3 employee, which benefit shall provide the same health care coverage for Mr. Smith as he was then receiving on the last date of Mr. Smith’s full-time employment with the Company.

(5)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

Change in Control Benefits.  The vesting of outstanding equity awards held by our executive officers will accelerate in connection with a Change in Control of the Company, provided the executive officer is still employed with the Company at such Change in Control event.  In the event that there is a Change in Control event and there is also a termination without cause of the executive officer’s employment, then the executive officer shall be entitled to severance and continued health benefits.  The following table presents the amount of the benefits to which our executive officers would have been entitled if a Change in Control had occurred on October 31, 2009.

Name	Cash Severance(1) ($)	Equity Acceleration(2) ($)	Continued Health Benefits(1) ($)
Timothy J. Parrott(3)	1,738,000	1,284,000	48,193
Linster W. Fox(4)	637,500	41,400	44,387
David B. Lopez	673,419	321,688	52,713
Roger Snow	316,418	511,884	34,710
Jerome R. Smith(5)	688,960	366,595	123,600
Coreen Sawdon(6)	223,668	285,707	22,450
Mark L. Yoseloff(7)	—	1,298,300	236,293

(1)	Cash severance and continued health benefits are paid only upon termination of employment after a Change in Control event.

(2)
For options, this value is calculated by multiplying the amount (if any) by which the closing price of the Company’s common stock on the last trading day of the fiscal year exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying the closing price of the Company’s common stock on the last trading day of the fiscal year by the number of shares subject to the accelerated portion of the award. For purposes of this calculation, we have assumed full acceleration of all outstanding and unvested equity awards held by each of our executive officers as of October 31, 2009.

(3)	Mr. Parrott was appointed as the Company’s Chief Executive Officer, effective March 15, 2009.

(4)	Mr. Fox was appointed as the Company’s Chief Financial Officer, effective August 1, 2009.

(5)
During his lifetime, Mr. Smith shall be eligible to participate in the Company’s health care (medical, dental and prescription drugs) plan as a Class 3 employee, which benefit shall provide the same health care coverage for Mr. Smith as he was then receiving on the last date of Mr. Smith’s full-time employment with the Company.

(6)	Ms. Sawdon, our Senior Vice President and Chief Accounting Officer, was our Acting Chief Financial Officer from March 1, 2008 until July 31, 2009.

(7)
Dr. Yoseloff was our Chief Executive Officer from June 2001 until March 15, 2009.  In addition, during his lifetime, Dr. Yoseloff shall be eligible to participate in the Company’s health care (medical and dental) plan as a Class 2 employee, which benefit shall provide the same health care coverage for Dr. Yoseloff and his family as they were then receiving on the last date of Dr. Yoseloff’s full-time employment with the Company.

Termination Upon Disability or Death

The executive officers are not entitled to any benefits upon death or disability beyond what is available to all of our employees, as described below, except that Messrs. Parrott, Fox, Lopez and Smith shall also receive a lump sum payment equal to six (6) months of their respective then base salaries.

Payments Made Upon Disability

Under our benefits program, all of our eligible employees, including the executive officers, are provided long-term disability insurance coverage. In addition, all unvested equity awards will vest in the event of the executive officer’s total disability, provided that the executive officer is employed by the Company at such time.

Payments Made Upon Death

Under our benefits program, all of our eligible employees, including the executive officers, are provided life insurance benefits coverage. In addition, all unvested equity awards will vest in the event of the executive officer’s death, provided that the executive officer is employed by the Company at such time.

Employment Agreements

All of our executive officers are “at will” employees, which means that the Company may terminate each of the executive officer’s full-time employment at any time either with or without just cause. Upon certain types of terminations of employment, severance benefits may be paid to the executive officers as described in their employment agreements.

In the event of any termination of an executive officer’s full-time employment with the Company without just cause, or in the event an executive officer’s full-time employment is not extended or renewed beyond his or her term of employment as set forth in the employment agreement (the “Term”) on terms at least as favorable to the executive officer as the executive officer is receiving during the last year of the Term, then the executive officer will remain, for a period of time, as a part-time employee and will be entitled to severance benefits. During the severance period the executive officer will remain bound to the covenant not to compete and confidentiality obligations contained in the employment agreement.

Chief Executive Officer Severance Benefits

In the event of any termination of Mr. Parrott’s full-time employment with the Company without just cause (as defined in the employment agreement), or in the event that Mr. Parrott’s full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Parrott as Mr. Parrott is receiving during the last year of the Term, then, during the twenty-four (24) month period (the “Part-Time Employment Period”) immediately following Mr. Parrott’s last day of his full-time employment, Mr. Parrott (i) shall be paid an amount equal to twenty-four (24) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments and (ii) shall receive additional compensation for his covenant not to compete equal to two times the amount of his immediate prior year’s actual cash bonus (excluding any equity grants and long-term incentive bonuses, but including spot bonuses). The amounts due to Mr. Parrott shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Parrott shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits which Mr. Parrott would have received had his employment not been so terminated, or not extended, provided however, if Mr. Parrott is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Parrott’s unvested stock options and restricted stock awards will continue to vest, and one (1) business day before the expiration of the Part-Time Employment Period, any equity which is or remains unvested as of said date shall accelerate vest and be fully vested on such day.

In the event of Mr. Parrott’s death or total disability, Mr. Parrott or his estate shall receive a lump sum payment equal to six (6) months of his then base salary and any disability or life insurance benefits.  In addition, all of Mr. Parrott’s equity shall accelerate and immediately vest.

Executive Officers Severance Benefits

Linster W. Fox

In the event of any termination of Mr. Fox’s full-time employment with the Company without just cause (as defined in the employment agreement), or in the event that Mr. Fox’s full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Fox as Mr. Fox is receiving during the last year of the Term, then, during the twenty-four (24) month period (the “Part-Time Employment Period”) immediately following Mr. Fox’s last day of his full-time employment, Mr. Fox (i) shall be paid a severance amount equal to twelve (12) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments (except that, in lieu of twelve (12) months of his then monthly base salary, the severance amount shall be twenty-four (24) months of his base salary in the event his employment as the Chief Financial Officer is terminated within 1 month prior to or following an actual change in control event (as defined in the employment agreement), and without Mr. Fox being offered the same or a comparable position) and (ii) shall receive additional compensation for his covenant not to compete equal to the amount of his immediately prior year’s actual cash bonus (excluding any equity grants and long-term incentive bonuses, but including spot bonuses). The amounts due to Mr. Fox shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Fox shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits which Mr. Fox would have received had his employment not been so terminated, or not extended, provided however, if Mr. Fox is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Fox’s unvested stock options and restricted stock awards will continue to vest.

In the event of Mr. Fox’s death or total disability, Mr. Fox or his estate shall receive a lump sum payment equal to six (6) months of his then base salary and any disability or life insurance benefits.  In addition, all of Mr. Fox’s equity shall accelerate and immediately vest.

David B. Lopez

In the event of any termination of Mr. Lopez’s full-time employment with the Company without just cause (as defined in the employment agreement), or in the event that Mr. Lopez’s full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Lopez as Mr. Lopez is receiving during the last year of the Term, or in the event that Mr. Lopez elects to resign or retire (irrespective of the Company offering Mr. Lopez continued employment) at any time after there is a change in control (as defined in the employment agreement), then, during the twenty-four (24) month period (the “Part-Time Employment Period”) immediately following Mr. Lopez’s last day of his full-time employment, Mr. Lopez (i) shall be paid a severance amount equal to twenty-four (24) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments (except that, in lieu of twenty-four (24) months of his then monthly base salary, the severance amount shall be twelve (12) months of his base salary in the event that after October 31, 2011, Mr. Lopez elects to resign or retire (irrespective of the Company offering Mr. Lopez continued employment)) and (ii) shall receive additional compensation for his covenant not to compete equal to two (2) times the average annual bonus which Mr. Lopez has received for the five most recent fiscal years during which Mr. Lopez was employed (except that, in lieu of two (2) times the average annual bonus, the additional compensation amount shall be one (1) times the average annual bonus in the event that after October 31, 2011, Mr. Lopez elects to resign or retire (irrespective of the Company offering Mr. Lopez continued employment)). The amounts due to Mr. Lopez shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Lopez shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits which Mr. Lopez would have received had his employment not been so terminated, or not extended, provided however, if Mr. Lopez is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Lopez’s unvested stock options and restricted stock awards will continue to vest, and one (1) business day before the expiration of the Part-Time Employment Period, any equity which is or remains unvested as of said date shall accelerate vest and be fully vested on such day.

In the event of Mr. Lopez’s death or total disability, Mr. Lopez or his estate shall receive a lump sum payment equal to six (6) months of his then base salary and any disability or life insurance benefits.  In addition, all of Mr. Lopez’s equity shall accelerate and immediately vest.

Roger Snow

In the event of any termination of Mr. Snow’s full-time employment with the Company without just cause (as defined in the employment agreement), then, during the twenty-four (24) month period (the “Part-Time Employment Period”) immediately following Mr. Snow’s last day of his full-time employment, Mr. Snow (i) shall be paid an amount equal to twelve (12) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments and (ii) shall receive additional compensation for his covenant not to compete equal to the average annual bonus which Mr. Snow has received for the three most recent fiscal years during which Mr. Snow was employed. The amounts due to Mr. Snow shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Snow shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits which Mr. Snow would have received had his employment not been so terminated, or not extended, provided however, if Mr. Snow is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Snow’s unvested stock options and restricted stock awards will continue to vest.

Jerome R. Smith

In the event of any termination of Mr. Smith’s full-time employment with the Company without just cause (as defined in the employment agreement), or in the event that Mr. Smith’s full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Mr. Smith as Mr. Smith is receiving during the last year of the Term, or in the event that Mr. Smith elects to resign or retire (irrespective of the Company offering Mr. Smith continued employment) at any time after there is a change in control (as defined in the employment agreement), then, during the twenty-four (24) month period (the “Part-Time Employment Period”) immediately following Mr. Smith’s last day of his full-time employment, Mr. Smith (i) shall be paid a severance amount equal to twenty-four (24) months of his then monthly base salary paid over the Part-Time Employment Period in equal monthly installments (except that, in lieu of twenty-four (24) months of his then monthly base salary, the severance amount shall be twelve (12) months of his base salary in the event that after October 31, 2011, Mr. Smith elects to resign or retire (irrespective of the Company offering Mr. Smith continued employment)) and (ii) shall receive additional compensation for his covenant not to compete equal to two (2) times the average annual bonus which Mr. Smith has received for the five most recent fiscal years during which Mr. Smith was employed (except that, in lieu of two (2) times the average annual bonus, the additional compensation amount shall be one (1) times the average annual bonus in the event that after October 31, 2011, Mr. Smith elects to resign or retire (irrespective of the Company offering Mr. Smith continued employment)). The amounts due to Mr. Smith shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Mr. Smith shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits which Mr. Smith would have received had his employment not been so terminated, or not extended, provided however, if Mr. Smith is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Mr. Smith’s unvested stock options and restricted stock awards will continue to vest, and one (1) business day before the expiration of the Part-Time Employment Period, any equity which is or remains unvested as of said date shall accelerate vest and be fully vested on such day.

In addition, after the Part-Time Employment Period and until Mr. Smith’s death, Mr. Smith shall be eligible to participate in and receive, and the Company shall provide, at no cost to Mr. Smith, as a class 3 employee, all the same medical and dental insurance coverage (including without limitation prescription drugs) that Mr. Smith would have received had the Term not ended or if the Employee had remained employed on a full-time basis, but in no event less coverage than Mr. Smith was receiving on the Effective Date; provided, however, if Mr. Smith is not legally eligible for said health insurance coverage, the Company shall pay the COBRA or equivalent premiums for continuation or equivalent health insurance coverage for the rest of Mr. Smith’s life.  Furthermore, at Mr. Smith’s sole option, Mr. Smith can elect to also have his spouse covered under said health insurance coverage for the balance of her life, with Mr. Smith paying the Company the incremental monthly cost which the Company incurs to so cover his spouse.

In the event of Mr. Smith’s death or total disability, Mr. Smith or his estate shall receive a lump sum payment equal to six (6) months of his then base salary and any disability or life insurance benefits.  In addition, all of Mr. Smith’s equity shall accelerate and immediately vest.

Coreen Sawdon

In the event of any termination of Ms. Sawdon’s full-time employment with the Company without just cause (as defined in the employment agreement), or in the event that Ms. Sawdon’s full-time employment is not extended or renewed beyond the Term on terms at least as favorable to Ms. Sawdon as Ms. Sawdon is receiving during the last year of the Term, then, during the twelve (12) month period (the “Part-Time Employment Period”) immediately following Ms. Sawdon’s last day of her full-time employment, Ms. Sawdon (i) shall be paid an amount equal to her then monthly base salary paid over a period of six (6) months in equal monthly installments and (ii) shall receive additional compensation for her covenant not to compete equal to the average annual bonus which Ms. Sawdon has received for the three most recent fiscal years during which Ms. Sawdon was employed, also paid over six (6) months. The amounts due to Ms. Sawdon shall be paid in the same intervals as other employees of the Company are then being paid their base salaries.

In addition, Ms. Sawdon shall continue to receive, during the Part-Time Employment Period, all insurance coverages and any other benefits that Ms. Sawdon would have received had her employment not been so terminated, or not extended, provided however, if Ms. Sawdon is not eligible for said medical insurance, the Company shall pay the COBRA premiums for continuation coverage during the said Part-Time Employment Period. Furthermore, during the Part-Time Employment Period, Ms. Sawdon’s unvested stock options and restricted stock awards will continue to vest.

Departure of Former Chief Executive Officer

Effective February 23, 2004, we entered into an employment agreement with Dr. Yoseloff that provided for his employment as our Chief Executive Officer through October 31, 2009. On March 15, 2009, Dr. Yoseloff retired as our Chief Executive Officer.  As a result, Dr. Yoseloff will receive the following payments and benefits all of which are limited to those amounts we are contractually obligated to pay under his employment agreement and in consideration for Dr. Yoseloff agreeing to continue as a part-time employee to assist the Company as requested by the chief executive officer and based on his performance of certain obligations. During the two year and nine month period (the “Part-Time Employment Period”) immediately following Dr. Yoseloff’s last day of his full-time employment, Dr. Yoseloff will be paid each month, an amount determined as follows: Dr. Yoseloff’s annualized base salary as of his last day of full-time employment will be added to Dr. Yoseloff’s average annual bonus awarded under the annual executive bonus program over the last three years of Dr. Yoseloff’s full-time employment. The resulting amount will be paid to Dr. Yoseloff over the Part-Time Employment Period immediately following the last day of his full-time employment, in equal amounts, at the same intervals as other employees of the Company are being paid.  In addition, under Dr. Yoseloff’s Covenant Not to Compete Agreement, and in consideration of Dr. Yoseloff agreeing not to compete for a period of three (3) years immediately following his last day of employment, Dr. Yoseloff shall be entitled to an amount determined as follows:  Dr. Yoseloff’s annualized base salary as of his last day of employment will be added to his average annual bonus over his last three (3) years of employment, then multiplied by 2, and that product will be paid to him as follows: one third on the first January 5th following his last day of employment, one third on the second January 5th following his last day of employment, and one third on the third January 5th following his last day of employment. Furthermore, during the Part-Time Employment Period, Dr. Yoseloff’s unvested stock options and restricted stock awards will continue to vest.

During fiscal 2009, Dr. Yoseloff received $516,709 in cash compensation and $26,319 in related benefits.  These amounts have been included in the Summary Compensation Table above.

In addition, during the Part-Time Employment Period and thereafter, until Dr. Yoseloff’s death, Dr. Yoseloff shall be eligible to participate in the Company’s health care (medical and dental) plan as a Class 2 employee, which benefit shall provide the same health care coverage for Dr. Yoseloff and his family as they were then receiving on the last date of Dr. Yoseloff’s full-time employment with the Company. The Company shall pay the entire cost of this health care coverage for Dr. Yoseloff and his family for as long as Dr. Yoseloff desires said coverage.

Furthermore, in addition to Dr. Yoseloff’s part-time employment with the Company, he will provide the Company with specific product strategy and development services for a one year term commencing on March 16, 2009 and expiring on March 15, 2010.  Dr. Yoseloff will be compensated $6,000 per month, for this one year term, in consideration for his unique contribution and knowledge to support the Company’s product strategy and development within the Corporate Products Group.

THE SHUFFLE MASTER, INC. 2004 EQUITY INCENTIVE PLAN

Under Article 9 of the Shuffle Master, Inc. 2004 Equity Incentive Plan (as Amended and Restated on January 28, 2009) and unless the Board alters this provision as a condition of the equity grant, upon a Change in Control all restrictions on restricted stock awarded to an executive officer would lapse and all unvested options granted to such executive officer would vest and become immediately exercisable. A Change in Control is defined as:

(1)
That the Company has issued or the Company’s officers and directors have transferred (and/or assigned their voting rights related to) shares of stock (or other securities convertible into or exchangeable for stock) representing at least twenty percent (20%) of the outstanding stock of the Company (including a series of similar transactions effected within six (6) months which, in the aggregate, result in the issuance and/or transfer of (and/or assignment of voting rights related to) at least twenty percent (20%) of the Company’s outstanding stock) (the percentages set forth in this subsection to be computed after completion of the subject transactions and as though shares “beneficially owned,” as defined in Rule 13d-3 under the Exchange Act, were, in fact, owned);

(2)
That the individuals who constitute the board of directors on the effective date of the Plan cease for any reason to constitute at least a majority of the board, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the board on the effective date of the Plan will, for purposes of this subsection, be considered as though such persons were a member of the board of directors on the effective date of the Plan; or

(3)
A change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements, including, without limitation, such time as any person becomes, after the effective date of the Plan, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of forty percent (40%) or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;

provided, however, to the extent required for purposes of compliance with Section 409A, Change in Control of the Company shall not be deemed to occur unless the event(s) that causes such Change in Control also constitutes a “change in control event” (as such term is defined in Section 409A and the regulations issued thereunder), with respect to the Company.

Certain older equity accelerates vesting under the Change in Control definition contained in the 2004 Plan. Other more recent equity only accelerates vesting in the event of an actual closing of a Change in Control event.

INDEPENDENT DIRECTOR COMPENSATION—FISCAL 2009

The following table presents information regarding the compensation paid during fiscal 2009 to members of our Board who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Mr. Parrott, who is also employed by us, and Dr. Yoseloff, who was employed as our Chief Executive Officer until March 15, 2009, is presented above in the Summary Compensation Table—Fiscal 2009, 2008 and 2007 and the related explanatory tables. Neither Mr. Parrott nor Dr. Yoseloff is entitled to receive nor received any additional compensation for their respective services as a director.

In connection with the determination of the compensation for independent directors for fiscal 2009, the Company engaged HR Metrics, Inc. to conduct a study of independent director compensation and to make recommendations regarding the current independent director compensation structure compared to a peer group consisting of gaming and technology-based companies.  The peer group identified by HR Metrics, Inc. consisted of the following gaming companies and technology-based companies:

Gaming Companies:	Technology-Based Companies:
International Game Technology	THQ Inc.
Scientific Games Corporation	Electronic Arts Inc.
Bally Technologies, Inc.
Global Cash Access Holdings, Inc.
WMS Industries, Inc.
Multimedia Games, Inc.
Elixir Gaming Technologies, Inc.

The consultant recommended a competitive pay package for independent directors consisting of annual cash compensation, annual stock compensation, and Board chairman/committee chairman/member compensation.

Each independent director receives a quarterly cash payment and an annual grant of non-qualified stock options and/or restricted stock after our annual meeting of shareholders. With the approval of our Board, our governance committee determines the number of options or restricted stock granted to each independent director, the exercise price (which is always the closing price on the date of grant), the vesting schedule and other terms. Our Board may also make discretionary grants of stock options or restricted stock to independent directors pursuant to the recommendations of the governance committee. During the fiscal year ended October 31, 2009, all options and restricted stock granted to independent directors were granted pursuant to our 2004 Equity Incentive Plan for Non-Employee Directors. Directors who are not independent directors receive no separate compensation for their service as a director. The following table provides information about options and restricted stock granted to our independent directors during fiscal 2009:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
	(a)	(b)	(c)	(d)
Garry W. Saunders	65,000	—	102,768	167,768
Louis Castle	65,000	—	102,768	167,768
Phillip C. Peckman	109,284	—	134,707	219,341
John R. Bailey	65,000	7,728	137,703	210,431
William Warner(3)	65,000	—	—	65,000
Khatchig Zaven “Chris” Philibbosian(4)	5,417	—	—	5,417
______________________________

(1)
These amounts reported in columns (b) and (c) of the table above reflect the aggregate compensation costs for financial statement reporting purposes for fiscal 2009 under FASB ASC Topic 718, Compensation – Stock Compensation (formerly referenced as Statement of Financial Accounting Standards No. 123(R)).  These amounts do not reflect amounts paid to or realized by the director for fiscal 2009. For information on the method and assumptions used to calculate the compensation costs, see Note 8 to our audited consolidated financial statements, included as part of our annual report for fiscal 2009 filed with the SEC on Form 10-K, each of which is incorporated herein by reference. In calculating expense for non-employee director stock options for financial statement reporting purposes, we do not assume any service-based forfeitures.

(2)
At the March 18, 2009 meeting of the Board immediately following the annual meeting of our shareholders on the same date, each Non-Employee Director was granted an option to purchase 62,000 shares of our common stock with an exercise price of $2.89 per share (the closing price on the date of grant) and an aggregate grant date fair value of $101,680.

(3)	Mr. Warner resigned as a member of the Board effective as of October 24, 2009, at which time his unvested stock awards and option awards were forfeited.

(4)	Mr. Philibbosian resigned as a member of the Board effective as of February 10, 2009, at which time his unvested stock awards and option awards were forfeited.

The following table presents the number of shares subject to outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of our Non-Employee Directors as of October 31, 2009.

Name	Number of Shares Subject to Outstanding and Unexercised Options	Number of Unvested Shares of Restricted Stock
Garry W. Saunders	186,000	—
Louis Castle	132,500	—
Phillip C. Peckman	127,000	—
John R. Bailey	119,000	—
William Warner(1)	—	—
Khatchig Zaven “Chris” Philibbosian(2)	—	—
______________________________

(1)	Mr. Warner resigned as a member of the Board effective as of October 24, 2009, at which time his unvested stock awards and option awards were forfeited.

(2)	Mr. Philibbosian resigned as a member of the Board effective as of February 10, 2009, at which time his unvested stock awards and option awards were forfeited.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of October 31, 2009, with respect to shares which may be issued under our equity compensation plans:

	Number of Shares Which May be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Shares Remaining Available for Future Issuances
Equity compensation plans approved by security holders	4,005,507	$15.50	2,995,333
Equity compensation plans not approved by security holders(2)	360,000	4.13	—
Total	4,365,507	$14.56	2,995,333
______________________________

(1)	The number of shares and the exercise prices have been adjusted to reflect our three-for-two stock splits in April 2004 and January 2005.

(2)
In connection with Mr. Parrott’s appointment as the Company’s Chief Executive Officer, effective on March 15, 2009, and Mr. Fox’s appointment as the Company’s Chief Financial Officer, effective on August 1, 2009, the compensation committee granted Mr. Parrott an option to purchase 300,000 shares of the Company’s common stock and granted Mr. Fox an option to purchase 60,000 shares of the Company’s common stock (collectively, the “Options”).  The Options were not issued out of any option or equity plan, but qualified as an inducement grant under Rule 4350(i)(1)(A)(iv) of the NASDAQ Stock Market Rules.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee is currently requesting proposals from several independent auditors for bids to conduct the audit of our consolidated financial statements for the fiscal year ending October 31, 2010.  This process has not yet been completed and, therefore, our audit committee has not yet selected our independent auditors for fiscal 2010.  The audit committee’s request for proposals is not due to any disagreements with our independent auditors on any matter of accounting principles or practices, financial statement content or disclosure, or auditing scope or procedure.  Deloitte served as our independent registered public accounting firm for the fiscal years ended October 31, 2009 and October 31, 2008. Representatives of Deloitte are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement. The following table presents fees for professional services rendered by Deloitte related to the audit of our annual financial statements for the fiscal years ended October 31, 2009 and October 31, 2008 and fees billed for other services rendered by Deloitte during those years.

Fee Type	2009	2008
Audit Fees	$2,035,100	$2,316,000
Audit-Related Fees	44,576	—
Tax Fees	729,525	1,181,000
All Other Fees	—	—
Total Fees	$2,809,201	$3,497,000

Audit Fees.  Audit fees are fees for professional services related to the audit of our financial statements included in our annual report on Form 10-K and review of our financial statements included in our quarterly reports on Form 10-Q, attestation of management’s assessment of internal control, as required by Section 404 of the Sarbanes-Oxley Act of 2002, as well as services that are normally provided in connection with statutory and regulatory filings or engagements, including our current reports on Form 8-K and registration statements under the Securities Act of 1933.

Audit-Related Fees.  Audit-related fees are fees for assurance and services that are reasonably related to the performance of the audit or review of our financial statements. This includes audit of employee benefit and compensation plans, due diligence related to mergers and acquisitions, attestations by Deloitte that are not required by statute or regulations and consulting on financial accounting/reporting standards.

Tax Fees.  Of the total amount of tax fees, fees for tax compliance and preparation services totaled $549,420 and $995,000 in fiscal 2009 and 2008, respectively. This includes preparation of our original and amended tax returns, including our subsidiaries, refund claims, payment planning, tax audit assistance and tax work stemming from “audit-related” items. Fees for tax due diligence and international structure consultation totaled $180,105 and $186,000 in fiscal 2009 and 2008, respectively, of the total amount of tax fees.

All Other Fees.  Fees for all other permissible services were not material.

Deloitte has indicated, and our audit committee has agreed, that the services performed by Deloitte that were not related to its audit of our financial statements were at all times compatible with maintaining that firm’s independence.

Our audit committee pre-approves all auditing services. The audit committee also pre-approves all permitted non-audit services to be performed for us by our independent auditors subject to “de minimus” exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act. Non-audit services are approved by our audit committee prior to the completion of the audit. At the beginning of each fiscal year, a description of each anticipated project of non-audit services is provided to our audit committee. Our audit committee reviews those descriptions and pre-approves those services, project by project, prior to the beginning of each project. Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the audit committee for pre-approval prior to engaging our independent auditors to perform any services. The authority to grant specific pre-approval between regularly scheduled audit committee meetings has been delegated to the chairman of the audit committee. Our audit committee is regularly informed as to the non-audit services actually provided by our independent auditors pursuant to the pre-approved projects. Fees paid to our independent auditors in reliance on the “de minimus” exception referred to above did not exceed permissible amounts during fiscal 2009.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

It is not the responsibility of our audit committee to prepare our financial statements in accordance with generally accepted accounting principles; that is the responsibility of our management. Further, it is not the responsibility of our audit committee to plan and conduct annual audits or quarterly reviews; that is the responsibility of our independent auditors. It is also not the responsibility of our audit committee to ensure compliance by us with laws and regulations; that is the responsibility of our management.

During fiscal 2009, at each of its meetings, the audit committee met with the senior members of the Company’s financial management team and the independent auditors. The audit committee’s agenda is established by the audit committee’s chairman and senior members of the Company’s financial management team in accordance with the audit committee charter. The audit committee met in private sessions with the Company’s independent auditors at certain of its meetings, and also separately with the Company’s head of internal audit, with and without management representation, to discuss financial management, evaluations of the Company’s internal controls over financial reporting and the Company’s accounting principles.

The audit committee has reviewed and discussed the Company’s audited financial statements with management. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.  The Company’s independent auditors also provided to the audit committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence. The committee discussed with the independent auditors that firm’s independence and considered whether the non-audit services provided by the independent auditors are compatible with maintaining their independence.

Based on the audit committee’s discussion with management and the independent auditors, and the audit committee’s review of the Company’s audited financial statements and the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended October 31, 2009 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Phillip C. Peckman (Chairman)
Garry W. Saunders
Louis Castle
John R. Bailey

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff and internal audit staff are primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in a transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. All reportable transactions between us and our related parties other than in the ordinary course of business are reviewed and approved in advance by our audit committee.

Compensation Committee Interlocks and Insider Participation

Garry W. Saunders, a member of our Board since October 2002 and a member of our compensation committee since 2002, also served as the Chief Operating Officer of Melco Crown Entertainment LTD (“Melco”) from December 2006 until February 2009. Melco is an ongoing customer of the Company. In fiscal 2009, the Company sold $4,485,869 of products to Melco. These transactions occurred in the ordinary course of business and at a rate comparable to similar Company transactions. Mr. Saunders does not have any direct or indirect material interest in these transactions, nor was he involved in the Company’s decision to enter into these transactions with Melco. The members of the compensation committee for fiscal 2009 were Messrs. Louis Castle (chairman), Garry W. Saunders, Phillip C. Peckman, John R. Bailey, William Warner until his resignation on October 24, 2009, and Khatchig Zaven “Chris” Philibbosian until his resignation on February 10, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our directors, certain of our officers and persons holding 10% of our common stock to file reports with the SEC regarding their ownership, acquisitions and dispositions of our common stock. All executive officers and directors timely filed all reports as required during and with respect to the fiscal year ended October 31, 2009, except as described below. These reports are available on our website at www.shufflemaster.com and on the SEC’s website at www.sec.gov.

During fiscal 2009, the Initial Statement of Beneficial Ownership on Form 3 for Roger Snow was not timely filed.  Additionally, in the first quarter of fiscal 2010, a Form 4 for Roger Snow reporting one transaction was not timely filed.

SUBMISSION OF SHAREHOLDER PROPOSALS

Proposals of shareholders to be considered for inclusion in the proxy statement and proxy card for the 2011 annual meeting of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be submitted in writing to the corporate secretary of the Company, Shuffle Master, Inc., 1106 Palms Airport Drive, Las Vegas, Nevada 89119, and must be received by Friday, October 15, 2010.

In addition, the Company’s amended and restated bylaws include advance notice provisions relating to shareholder nominations for directors or other business not intended to be included in the Company’s proxy materials pursuant to Rule 14a-8. These advance notice provisions require that, among other things, shareholders give timely written notice to the corporate secretary of the Company regarding such nominations or other business and otherwise satisfy the requirements set forth in the amended and restated bylaws. To be timely, a shareholder who intends to present nominations or a proposal at the 2011 annual meeting of shareholders other than pursuant to Rule 14a-8 must provide written notice of the nominations or other business they wish to propose to the corporate secretary no earlier than Friday, November 26, 2010, and no later than Sunday, December 26, 2010. However, in the event the 2011 annual meeting of shareholders is to be held on a date that is not within 25 days before or after March 26, 2011, then notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or delivered or such public disclosure of the date of the annual meeting was made, whichever first occurs. If a shareholder fails to meet these deadlines or fails to satisfy the requirements of Rule 14a-4 under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SHAREHOLDER COMMUNICATIONS

Shareholders can send communications to the Board by contacting our Investor Relations Department at the address or number(s) listed below:

Investor Relations
Shuffle Master, Inc.
1106 Palms Airport Drive
Las Vegas, NV 89119
Phone: (702) 897-7150
Fax: (702) 270-5161

Where shareholders request information or ask questions that our management can more efficiently address, our Investor Relations Department responds to such shareholder communications without forwarding them to the Board; however, the Investor Relations Department will forward any shareholder communication concerning employee fraud or accounting matters to the audit committee. All other communications are forwarded by the Investor Relations Department to either the full Board or the chairman of our committees, as appropriate.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate all or portions of our filings, including this proxy statement, with the SEC, in whole or in part, the Report of the Compensation Committee and the Report of the Audit Committee shall not be deemed to be incorporated by reference into any such filing or deemed filed with the SEC under the Securities Act or the Securities Exchange Act.

OTHER BUSINESS

We do not intend to present any business at the meeting other than the matters specifically set forth in this proxy statement and we know of no other business to come before the meeting.

By Order of the Board of Directors,

Jerome R. Smith
Executive Vice President, General Counsel and Corporate Secretary
February 12, 2010
Las Vegas, Nevada